UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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RARE HOSPITALITY INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

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8215 ROSWELL ROAD
BUILDING 600
ATLANTA, GEORGIA 30350

April 5, 2007

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of RARE Hospitality International, Inc., which will be held at The Capital Grille of Atlanta, 255 East Paces Ferry Road, Atlanta, Georgia, on Tuesday, May 8, 2007, at 2:00 p.m. local time.

I hope you are planning to attend the meeting so that you can become acquainted with the members of our Board of Directors and our management team. The items of business that will be considered and voted upon this year are explained in the accompanying Proxy Statement. Even if you are planning to attend in person, please complete the enclosed proxy card and return it to us.

If you have any questions about the Proxy Statement or the 2006 Annual Report to Shareholders, please contact Mr. W. Douglas Benn at (770) 399-9595.

We look forward to seeing you on May 8, 2007.

Sincerely,

PHILIP J. HICKEY, JR.
Chairman of the Board of Directors

RARE HOSPITALITY INTERNATIONAL, INC.

8215 ROSWELL ROAD
BUILDING 600
ATLANTA, GEORGIA 30350

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 8, 2007

Notice is hereby given that the Annual Meeting of Shareholders (the “Meeting”) of RARE Hospitality International, Inc. (the “Company”), will be held at The Capital Grille of Atlanta, 255 East Paces Ferry Road, Atlanta, Georgia, on Tuesday, May 8, 2007, at 2:00 p.m. local time, for the following purposes:

1.	To elect three Class III directors to serve until the 2010 Annual Meeting of Shareholders.

2.	To approve amendments to the RARE Hospitality International, Inc. Amended and Restated 2002 Long-Term Incentive Plan to increase the number of shares of Common Stock available for stock option awards by 450,000 shares.

3.	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm to serve for the fiscal year ending December 30, 2007.

4.	To transact such other business as may properly come before the Meeting or any adjournments thereof.

Only those shareholders of record at the close of business on March 16, 2007, are entitled to notice of and to vote at the Meeting and any adjournments thereof. The transfer books will not be closed. A complete list of shareholders entitled to vote at the Meeting will be available at the Meeting.

By Order of the Board of Directors,

W. DOUGLAS BENN
Secretary

Atlanta, Georgia
April 5, 2007

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, PLEASE VOTE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU DO ATTEND THE MEETING YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE IN PERSON.

RARE HOSPITALITY INTERNATIONAL, INC.
8215 ROSWELL ROAD
BUILDING 600
ATLANTA, GEORGIA 30350
April 5, 2007

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 8, 2007

INTRODUCTION

This Proxy Statement is furnished to shareholders of RARE Hospitality International, Inc., a Georgia corporation (herein, unless the context otherwise requires, the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors from holders of the outstanding shares of common stock of the Company (“Common Stock”) for use at the Annual Meeting of Shareholders to be held at The Capital Grille of Atlanta, 255 East Paces Ferry Road, Atlanta, Georgia, on Tuesday, May 8, 2007, at 2:00 p.m. local time, and at any adjournments thereof (the “Meeting”).

The Meeting will be held for the following purposes: (i) to elect three Class III directors to serve until the 2010 Annual Meeting of Shareholders; (ii) to approve amendments to the RARE Hospitality International, Inc. Amended and Restated 2002 Long-Term Incentive Plan (the “2002 Long-Term Incentive Plan”) to increase the number of shares of Common Stock available for stock option awards by 450,000 shares and to make certain other changes to the 2002 Long-Term Incentive Plan as more fully described in Proposal II below; (iii) to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 30, 2007; and (iv) to transact such other business as may properly come before the Meeting.

The Company’s mailing address and the location of its principal executive offices is 8215 Roswell Road, Building 600, Atlanta, Georgia 30350. This Proxy Statement and the accompanying proxy card are first being mailed to shareholders of the Company on or about April 5, 2007.

SHAREHOLDERS ENTITLED TO VOTE

Only shareholders of record of the Company’s Common Stock at the close of business on March 16, 2007 (the “Record Date”), will be entitled to notice of, and to vote at, the Meeting. On the Record Date, there were 30,582,492 shares of Common Stock issued and outstanding held by approximately 748 shareholders of record. Notwithstanding the Record Date specified above, the Company’s stock transfer books will not be closed and shares may be transferred subsequent to the Record Date. However, all votes must be cast in the names of shareholders of record on the Record Date.

QUORUM AND VOTING REQUIREMENTS

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast on a matter at the Meeting will constitute a quorum to conduct business at the Meeting. Pursuant to the Bylaws of the Company, holders of Common Stock will be entitled to one vote for each share held. Abstentions and broker non-votes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others) will be counted as present for purposes of determining a quorum.

The election of directors will require the affirmative vote of a majority of the shares represented at the meeting, provided a quorum is present. With respect to the election of directors, shareholders may: (i) vote “for” all of the director nominees; (ii) “withhold” authority to vote for all of the nominees; or (iii) withhold authority to vote for any individual nominee or nominees but vote for all other nominees. In the election of directors, broker non-votes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others) have the same effect as a vote to withhold authority to vote for all director nominees.

The approval of amendments to the 2002 Long-Term Incentive Plan will require that votes cast in favor of the proposal exceed the votes cast against the proposal, provided a quorum is present. With respect to the approval of amendments to the 2002 Long-Term Incentive Plan, shareholders may: (i) vote “for” approval; (ii) vote “against”

approval; or (iii) “abstain” from voting on the proposal. Abstentions and broker non-votes will have no effect on the outcome.

The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm will require that votes cast in favor of the proposal exceed the votes cast against the proposal, provided a quorum is present. With respect to the approval of the independent registered public accounting firm, shareholders may: (i) vote “for” approval; (ii) vote “against” approval; or (iii) “abstain” from voting on the proposal. Abstentions and broker non-votes will have no effect on the ratification of the independent registered public accounting firm.

PROXIES

If the enclosed proxy card is executed, returned in time and not revoked, the shares represented thereby will be voted in accordance with the instructions indicated in such proxy. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED (I) FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR OF THE COMPANY, (II) FOR APPROVAL OF AMENDMENTS TO THE 2002 LONG-TERM INCENTIVE PLAN, (III) FOR RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 30, 2007, AND (IV) IF THE COMPANY DID NOT HAVE NOTICE ON OR BEFORE FEBRUARY 5, 2007 OF ANY MATTERS PROPERLY BROUGHT BEFORE THE MEETING, IN THE SOLE DISCRETION OF THE PROXIES AS TO SUCH MATTERS.

A shareholder who has given his or her proxy may revoke it at any time prior to its exercise at the Meeting by (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed proxy card bearing a later date, or (iii) appearing at the Meeting and voting in person. All written notices of revocation of proxies should be addressed as follows: RARE Hospitality International, Inc., 8215 Roswell Road, Building 600, Atlanta, Georgia 30350, Attention: Mr. W. Douglas Benn, Secretary.

PROPOSAL I

ELECTION OF DIRECTORS

The Company’s Board of Directors has nominated Eugene I. Lee, Jr., Ronald W. San Martin, and James D. Dixon for election as Class III directors to hold office until the 2010 Annual Meeting of Shareholders of the Company and until their successors shall have been elected and qualified.

It is believed that all of the nominees will be available and able to serve as directors. It is anticipated that management shareholders of the Company will grant authority to vote for the election of the three nominees.

The Company’s Board of Directors currently consists of nine directors divided into three classes, with three directors in each class. The term of the Class III directors, composed of Messrs. Lee, San Martin and Dixon, expires at the Meeting. The terms of the Class I and Class II directors expire at the Annual Meetings of Shareholders in 2008 and 2009, respectively. Directors hold office until the Annual Meeting of Shareholders of the Company in the year in which the term of their Class expires and until their successors have been duly elected and qualified.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE THREE NOMINEES FOR ELECTION AS DIRECTOR. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES REPRESENTED AT THE MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF THE NOMINEES.

CERTAIN INFORMATION CONCERNING NOMINEES AND DIRECTORS

The table on the following pages sets forth the names of the nominees and of the directors continuing in office, their ages, the year in which each was first elected a director, their position(s) with the Company, their principal occupations and employers for at least the last five years, and any other directorships held by them in certain other companies. For information concerning membership on committees of the Board of Directors, see “Meetings of the Board of Directors and Committees” below. For information concerning directors’ ownership of Common Stock, see “Beneficial Owners of More Than Five Percent of the Company’s Common Stock; Shares Held by Directors and Executive Officers” below.

NOMINEES TO THE BOARD OF DIRECTORS

CLASS III — TERM EXPIRING ANNUAL MEETING 2007

		Positions with the Company, Principal
Name and Year First		Occupations During at Least the Past
Elected a Director	Age	Five Years, and Other Directorships

Eugene I. Lee, Jr., 2001	45	Mr. Lee, Jr. has served as the Company’s President and Chief Operating Officer since January 2001. From January 1999 until January 2001, Mr. Lee, Jr. served as the Company’s Executive Vice President and Chief Operating Officer. Prior to that, he was Executive Vice President, Operations — LongHorn Steakhouse Division from October 1997 until January 1999, and was the Company’s Executive Vice President, Operations — Bugaboo Creek Steak House Division from January 1997 until October 1997. For more than five years prior to joining the Company, he occupied various positions, including Senior Vice President — Operations, with Uno Restaurant Corporation, an operator of restaurants.
Ronald W. San Martin, 1985	59	Mr. San Martin serves as President of 490 East Paces Ferry, Inc. and serves as Chief Financial Officer (since June 1995) and Secretary (since January 1996) of We’re Cookin’ Inc., both of which are restaurant development and operating companies. Mr. San Martin was the Chief Financial Officer and the Secretary of the Company from May 1985 until June 1995 and was Chief Operating Officer from August 1997 until October 1997.
James D. Dixon, 2004	63	Mr. Dixon began his career at Citizens and Southern Corp. and remained with that organization through mergers that created C&S/Sovran, and NationsBank, as well as the merger with Bank of America. Among other positions, he served as Vice Chairman and Chief Administrative Officer of Citizens and Southern Corp.; Senior Executive Vice President and Chief Financial Officer of C&S/Sovran; President of NationsBank Services, Inc.; and Chief Technology Officer of Bank of America. Prior to his retirement in 2002, he served as Executive Director of BankofAmerica.com, where he was responsible for Internet business development, strategic alliances and joint ventures. Mr. Dixon is currently a director of BroadVision, Inc, and CheckFree Corporation.

MEMBERS OF BOARD OF DIRECTORS CONTINUING IN SERVICE

CLASS I — TERM EXPIRING ANNUAL MEETING 2008

		Positions with the Company, Principal
Name and Year First		Occupations During at Least the Past
Elected a Director	Age	Five Years, and Other Directorships

Roger L. Boeve, 2004	68	Mr. Boeve was founder and served as Executive Vice President and Chief Financial Officer of Performance Food Group Company, a foodservice distributor, from the formation of the company in 1988 through his retirement in 2003. Prior to 1988, Mr. Boeve served as Executive Vice President and Chief Financial Officer for The Murray Ohio Manufacturing Company and as Corporate Vice President and Treasurer for Bausch and Lomb Incorporated.
Don L. Chapman, 1992	67	Mr. Chapman is the founder and has served as Chairman of ChapCo Investments LLC, an investment company, since March 2005. Mr. Chapman was Chairman and Chief Executive Officer of Tug Investment Corporation, an investment company, from April 2000 to March 2005. Mr. Chapman was President of S&S Tug Manufacturing, a manufacturer of material-handling vehicles, from March 1999 until April 2000. Mr. Chapman is also a director of AirTran Holdings, Inc. and serves as chairman of the audit committee of that board.
Lewis H. Jordan, 1998	62	Mr. Jordan is the founder and has served as the principal officer of Wingspread Enterprises LLC, an investment and consulting firm, since August 1997. Mr. Jordan has served as a director of AirTran Holdings, Inc. from June 1993 to the present. Mr. Jordan was also President and Chief Operating Officer of ValuJet, Inc. from June 1993 until November 1997.

CLASS II — TERM EXPIRING ANNUAL MEETING 2009

		Positions With the Company, Principal
Name and Year First		Occupations During at Least the Past
Elected a Director	Age	Five Years, and Other Directorships

Carolyn H. Byrd, 2000	58	Ms. Byrd is Chairman and Chief Executive of GlobalTech Financial, LLC, a financial services company established in May 2000. From 1977 until September 2000, Ms. Byrd held various positions of increasing responsibility, including Chief of Internal Audits, Director of the Corporate Auditing Department and, most recently, President of Coca-Cola Financial Corporation and Vice President of The Coca-Cola Company. Ms. Byrd is currently a director of Circuit City Stores, Inc. and AFC Enterprises, Inc.
Philip J. Hickey, Jr., 1997	52	Mr. Hickey, Jr. has served as the Company’s Chairman of the Board of Directors since January 2001 and its Chief Executive Officer since July 1998. From October 1997 until July 1998, Mr. Hickey, Jr. served as the Company’s President and Chief Operating Officer and as a director. From November 1992 until he joined the Company in October 1997, Mr. Hickey, Jr. served as President and Chief Operating Officer of Innovative Restaurant Concepts, Inc. and Rio Bravo International, Inc., operators and franchisors of casual dining restaurants that were acquired by Applebee’s International, Inc. in March 1995.
Dick R. Holbrook, 2002	54	Mr. Holbrook served as President, Chief Operating Officer and a director of AFC Enterprises, Inc., a developer, operator and franchisor of restaurants, from August 1995 to December 2004. From November 1992 to July 1995, Mr. Holbrook served as Executive Vice President and Chief Operating Officer of AFC Enterprises, Inc. Prior to 1992, Mr. Holbrook held various executive management positions in the restaurant industry.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

Board of Directors.  The property, affairs and business of the Company are under the general management of its Board of Directors as provided by the laws of Georgia and the Bylaws of the Company. The Company has standing Audit, Compensation and Governance/Nominating Committees of the Board of Directors.

During the 2006 fiscal year, the Company’s Board of Directors met seven times. Each director, during the period he or she was a director, attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of the Board of Directors of which he or she was a member. It is the Company’s policy that all of the Company’s directors are expected to attend the Annual Meeting of Shareholders. All of the Company’s directors attended the 2006 Annual Meeting of Shareholders.

Audit Committee.  The Audit Committee consists of three non-employee directors: Roger L. Boeve (Chairman), Ronald W. San Martin, and Dick R. Holbrook. The primary duties and responsibilities of the Audit Committee are to: (i) monitor the integrity of the Company’s accounting and financial reporting processes, systems of internal controls and audits of the Company’s financial statements, (ii) monitor the independence, performance and integrity of the Company’s independent registered public accounting firm and internal auditing department, and (iii) provide an avenue of communication among the independent registered public accounting firm, management, the internal auditing department and the Company’s Board of Directors. A detailed list of the Audit Committee’s functions is included in its charter. In February 2007, the Company’s Board of Directors re-approved the charter for the Audit Committee, a copy of which is posted on the Company’s website at www.rarehospitality.com. The Audit Committee held 12 meetings during the 2006 fiscal year.

The Company’s Board of Directors has determined that the members of the Audit Committee are independent as defined by the Sarbanes-Oxley Act of 2002 and the NASDAQ listing standards, and that the Audit Committee Chairman, Mr. Boeve, is qualified as an audit committee financial expert as defined by the Securities and Exchange Commission rules.

Compensation Committee.  The Compensation Committee consists of four non-employee directors: James D. Dixon (Chairman), Don L. Chapman, Carolyn H. Byrd and Lewis H. Jordan, each of whom has been determined by the Company’s Board of Directors to be independent as defined under applicable requirements of the NASDAQ listing standards and Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The purpose of the Compensation Committee is to: (i) encourage the achievement of the Company’s performance goals by providing compensation which directly relates to the performance of the executive officers and the achievement of internal business strategies and goals, (ii) establish compensation policies and guidelines that will attract and retain an outstanding group of executives through an overall level of compensation opportunity that is competitive within the Company’s industry, (iii) promote a direct relationship between compensation and the Company’s performance by facilitating executive officer stock ownership through stock options, restricted stock or other equity-based awards, (iv) serve as the “Committee” for the administration of the Company’s Amended and Restated 1992 Incentive Plan (the “1992 Plan”), the Company’s 1997 Long-Term Incentive Plan (the “1997 Plan”), the Company’s Amended and Restated 2002 Long-Term Incentive Plan, the RARE Hospitality International, Inc. Executive Officer Performance Incentive Plan, and other incentive compensation plans for executive officers of the Company and (v) engage experts on compensation matters, if and when it deems it proper or advisable to do so. The Compensation Committee reports to the Board of Directors. The Compensation Committee held seven meetings during the 2006 fiscal year. For more information on the role of the Compensation Committee and its processes and procedures for considering and determining executive officer compensation, see our Compensation Discussion and Analysis beginning on page 11 of this proxy statement.

Governance/Nominating Committee.  The Governance/Nominating Committee consists of three non-employee directors: Lewis H. Jordan (Chairman), Don L. Chapman and Carolyn H. Byrd, each of whom has been determined by the Company’s Board of Directors to be independent as defined under applicable requirements of the NASDAQ listing standards. The principal purpose of the Governance/Nominating Committee is to: (i) consider significant corporate governance issues and make recommendations to the Board of Directors on appropriate governance policies and procedures for the Company, and (ii) identify and recommend candidates for election to the Board of Directors of the Company. A description of the Company’s policy regarding director candidates nominated by shareholders appears below under “Corporate Governance — Director Nominating

Process.” The Governance/Nominating Committee reports to the Board of Directors and held four meetings during the 2006 fiscal year.

Compensation of Directors.  During fiscal 2006, directors of the Company who are not also employees received an annual retainer of $35,000, plus reimbursement of travel and other expenses incurred in connection with the performance of their duties. In addition, the Chairman of the Audit Committee received a $10,000 retainer, and each of the other Audit Committee members, the Chairman of the Compensation Committee, and the Chairman of the Governance/Nominating Committee, received $5,000 retainers. Additionally, Dick R. Holbrook received a $5,000 retainer during fiscal 2006 for acting as the board’s liaison with management in connection with the planned sale of the Bugaboo Creek Steak House business. Retainers are paid in cash or, at the election of a director, may be deferred under the Company’s Supplemental Deferred Compensation Plan. Any non-employee directors joining the Board of Directors will receive an initial stock option grant to purchase 7,500 shares of Common Stock if he or she first becomes a non-employee director on or before June 30th of the year appointed, or an initial stock option grant to acquire 3,750 shares of Common Stock, if he or she first becomes a non-employee director on or after July 1st of the year appointed. In addition, on the day immediately preceding the release of the Company’s financial results for the 2006 fiscal year, each non-employee director serving on such date will receive an annual stock option grant to purchase 7,500 shares of Common Stock, provided the Company achieved certain performance measures for the preceding fiscal year. Non-employee directors also receive an allowance of $400 per fiscal month for dining at the Company’s restaurants, and an allowance of $1,000 per fiscal year for dining at restaurants of the Company’s competitors. Non-employee directors also receive a $1,000 allowance for charitable donations (which fall under the IRS-defined “Donations/Contributions” category), and a $2,000 allowance for public relations (which do not fall under the IRS-defined “Donations/Contributions” category), both per fiscal year. Directors who are also employees of the Company are not paid any compensation for their services as directors. The Company has increased the annual retainer for new and existing non-employee directors for fiscal year 2007. Beginning in fiscal year 2007, directors of the Company who are not also employees will receive an annual retainer of $40,000.

Effective for fiscal 2008, on the date that a new non-employee director is initially elected or appointed to the Board or, in the case of a director who was employed by the Company on the date that such director was initially elected or appointed to the Board and who remains a director following the termination of his or her employment, on the date such non-employee director’s employment with the Company is terminated, such director will receive an initial equity award, which shall consist of (i) a number of restricted stock units determined by dividing (a) $30,000, if such date is on or before June 30 of the fiscal year in question, or $15,000, if such date is on or after July 1 of the fiscal year in question, by (b) the fair market value of the stock on the date of grant, and (ii) a number of options determined by dividing (a) $30,000, if such date is on or before June 30 of the fiscal year in question, or $15,000, if such date is on or after July 1 of the fiscal year in question, by (b) per share fair value on the date of grant of such options (based on Black-Scholes valuation or other appropriate option pricing methodology approved by the Committee).

Beginning in fiscal 2008, non-employee directors will receive an annual equity award on the day immediately preceding the earlier of (i) the Company’s release of its financial results for the preceding fiscal year, or (ii) the Company’s release of an estimate of its financial results for the preceding year, made after the end of such year and before the release of full financial results for such year, each non-employee director who is serving in such capacity as of such date and was serving as a non-employee director for at least one day during the preceding fiscal year, which shall consist of (i) a number of restricted stock units determined by dividing $30,000 by the fair market value of the stock on the date of grant, and (ii) a number of options determined by dividing $30,000 by the per share fair value on the date of grant of such options (based on a Black-Scholes valuation or other appropriate option pricing methodology approved by the Committee).

The following table shows the compensation paid to each of the directors during fiscal 2006:

DIRECTOR COMPENSATION

	Fees
	Earned or	Option
Name	Paid in Cash	Awards(1)	Total

Carolyn H. Byrd	$45,000	$51,572	$96,572
Dick R. Holbrook	40,000	51,572	91,572
Roger L. Boeve	40,000	51,572	91,572
Don L. Chapman	40,000	51,572	91,572
Lewis H. Jordan	35,000	51,572	86,572
Ronald W. San Martin	45,000	51,572	96,572
James D. Dixon	35,000	51,572	86,572

(1)	Represents the amount recognized by the Company as expense for financial statement reporting purposes in fiscal 2006 for stock options granted in fiscal 2006, which is equal to the grant date fair value of these awards determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (123R). The aggregate number of options held by each director as of December 31, 2006 was as follows: Ms. Byrd, 30,937; Mr. Holbrook, 28,125; Mr. Boeve, 11,250; Mr. Chapman, 45,000; Mr. Jordan, 28,125; Mr. San Martin, 85,500; and Mr. Dixon, 15,875.

CORPORATE GOVERNANCE

The Board of Directors is committed to ethical business practices and believes that strong corporate governance is important to ensure that the Company is managed for the long-term benefit of its shareholders. The Company regularly monitors developments in the area of corporate governance and has implemented a number of best practices, including the following:

Corporate Governance Principles and Practices.  The Company adopted a Corporate Governance Policy in 2003, which is regularly reviewed by the Governance/Nominating Committee.

Code of Conduct.  The Company has adopted a Code of Conduct as part of its corporate compliance program. The Code of Conduct applies to all of the Company’s directors, officers and employees. The Code of Conduct is posted on the “Investor Relations — Corporate Governance” section of the Company’s website at www.rarehospitality.com and includes a code of ethics for all employees, including the principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions. Any amendments to the Code of Conduct, and any waivers of its provisions with respect to the principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions, will be posted on the “Investor Relations — Corporate Governance” section of the Company’s website.

Chief Executive Officer Succession.  Working with the Company’s Chairman and Chief Executive Officer, the Board of Directors has developed a succession plan for the Company’s Chief Executive Officer that is reviewed periodically by the Board of Directors.

Director Nominating Process.  The Governance/Nominating Committee identifies potential nominees for director through a variety of business contacts, including current executive officers, directors, community leaders and shareholders. The Governance/Nominating Committee may, to the extent it deems appropriate, retain professional search firms and other advisors to identify potential nominees for director.

The Governance/Nominating Committee evaluates director candidates by reviewing their biographical information and qualifications. If the Governance/Nominating Committee determines that a candidate may be qualified to serve on the Board of Directors, such candidate is interviewed by at least one member of the Governance/Nominating Committee and the Chairman of the Board of Directors and Chief Executive Officer. The Governance/Nominating Committee then determines, based on the background information and the information obtained in the interviews, whether to recommend to the Board of Directors that a candidate be nominated for approval by the shareholders to fill a directorship. With respect to an incumbent director whom the Governance/Nominating Committee is considering as a potential nominee for re-election, the Governance/Nominating Committee reviews and considers the incumbent director’s service to the Company during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Company in addition to such person’s biographical information and qualifications.

The Governance/Nominating Committee will consider written recommendations from shareholders for nominees to the Board of Directors. The manner in which the Governance/Nominating Committee evaluates a potential nominee does not differ based on whether the candidate is recommended by a shareholder of the Company. A shareholder who wishes to recommend a person to the Governance/Nominating Committee for nomination by the Company must submit a written notice by mail to the Governance/Nominating Committee c/o Corporate Secretary, RARE Hospitality International, Inc., 8215 Roswell Road, Building 600, Atlanta, Georgia 30350. In order to be considered in connection with nominations at any annual meeting of shareholders, such a written recommendation must be received no later than one hundred fifty (150) days in advance of the annual meeting of shareholders and should include (i) the candidate’s name, business address and other contact information, (ii) a complete description of the candidate’s qualifications, experience and background, as would be required to be disclosed in the Proxy Statement pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other information responsive to the qualifications and criteria considered by the Governance/Nominating Committee, (iii) a signed statement by the candidate in which he or she consents to being named in the Proxy Statement as a nominee and to serve as a director if elected and (iv) the name and address of the shareholder(s) of record making such a recommendation.

The Governance/Nominating Committee recommends nominees for election to the Board of Directors based on its evaluation of a number of qualifications, including, but not limited to: character and integrity; financial literacy; career achievements; vision and imagination; sound business experience and acumen; relevant technological, political, economic or business expertise; social consciousness; familiarity with issues affecting the Company’s business; independence and absence of conflicts of interest; and contribution to the Board of Director’s desired level of diversity and balance. The Governance/Nominating Committee endorses the value of seeking qualified directors from diverse backgrounds otherwise relevant to the Company’s mission, strategy and business operations and the perceived needs of the Board of Directors at a given time.

Shareholder Communications.  The Board of Directors accepts communications sent to the Board of Directors (or to specified individual directors) by shareholders of the Company. Shareholders may communicate with the Board of Directors (or with specified individual directors) by writing to them c/o Corporate Secretary, RARE Hospitality International, Inc., 8215 Roswell Road, Building 600, Atlanta, GA 30350. All written communications received in such manner from shareholders of the Company shall be forwarded to the members of the Board of Directors to whom the communication is directed or, if the communication is not directed to any particular member(s) of the Board of Directors, the communication shall be forwarded to all members of the Board of Directors.

Procedures for the Receipt, Retention and Handling of Complaints.  The Company maintains procedures for the confidential, anonymous submission by employees of any complaints or concerns about the Company, including complaints regarding accounting, internal accounting controls or auditing matters.

Meetings of Non-Management Directors.  The non-management directors of the Company meet separately on a regular basis.

Independence.  The Board of Directors has affirmatively determined that all of the non-management directors (Messrs. San Martin, Dixon, Boeve, Holbrook, Chapman, Jordan and Ms. Byrd), who comprise a majority of the Board of Directors, are independent under the standards of independence of the NASDAQ listing standards.

Lead Director.  The Board of Directors has adopted a Lead Director Policy and maintains a lead director among its non-management directors to ensure that there is clear, open and regular communication between non-management and management directors. Currently, the non-employee directors, other than those serving on the Governance/Nominating Committee, rotate the position of lead director among them.

Director Education.  The Company encourages and financially supports the continued education of directors on corporate governance issues.

Company Policies and Committee Charters.  Shareholders may view a current copy of the Company’s Corporate Governance Policy, the Company’s Code of Conduct, and the current charters for the Audit, Compensation, and Governance/Nominating Committees in the “Investor Relations — Corporate Governance” section of the Company’s website at www.rarehospitality.com.

EXECUTIVE OFFICERS OF THE COMPANY

Except for Messrs. Hickey, Jr. and Lee, Jr. discussed above under “Nominees to the Board of Directors” and “Members of Board of Directors Continuing in Service” and Ms. Joia M. Johnson (Executive Vice President, General Counsel, and Secretary who resigned from the Company in January 2007), the following table sets forth the names of the executive officers of the Company (including Ms. Cathy Hampton who has agreed to join Company on April 16, 2007, to serve as Vice President, General Counsel and Secretary), their ages, their position(s) with the Company, their principal occupations and employers for at least the last five years, and any other directorships held by them in certain other companies. All executive officers serve at the pleasure of the Board of Directors. For information concerning ownership of Common Stock, see “Beneficial Owners of More Than Five Percent of the Company’s Common Stock; Shares Held by Directors and Executive Officers” below.

		Positions with the Company,
		Principal Occupations During
Name	Age	at Least the Past Five Years

W. Douglas Benn	52	Mr. Benn became the Company’s Executive Vice President of Finance, Chief Financial Officer and Secretary in March 1998. Before joining the Company, Mr. Benn was an independent financial consultant providing consulting services primarily to companies in the restaurant industry, including the Company, from February 1997 until March 1998. From April 1987 until February 1997, Mr. Benn was the Chief Financial Officer of Innovative Restaurant Concepts, Inc., an operator and franchisor of casual dining restaurants that was acquired by Applebee’s International, Inc. in March 1995.
Thomas W. Gathers	51	Mr. Gathers became the Company’s Executive Vice President of Human Resources in December 1998. For more than five years prior to joining the Company, he was Senior Vice President — Human Resources with Uno Restaurant Corporation.
David C. George	51	Mr. George became President of the Company’s LongHorn Steakhouse division in May 2003. From October 2001 until May 2003, Mr. George was Senior Vice-President of Operations for LongHorn Steakhouse. Prior to that, he served as Vice President of Operations for The Capital Grille from May 2000 until October 2001. From April 1998 until May 2000, he served as Regional Vice President of Operations for LongHorn Steakhouse. From March 1996 until April 1998, he was a joint venture partner for the LongHorn Steakhouse restaurants in North and South Carolina. For more than five years prior to joining the Company, he served as a Vice President of Operations at Battleground Restaurant Group, a privately held, multi-concept company based in North Carolina.
M. John Martin	46	Mr. Martin became President of the Company’s The Capital Grille division in September 2004. Mr. Martin began his career with the Company in 1990 as a Manager of the original The Capital Grille in Providence, Rhode Island. Over the past 14 years, he has held various positions of increasing responsibility and was promoted to Vice President of Operations for The Capital Grille division in 2001.

		Positions with the Company,
		Principal Occupations During
Name	Age	at Least the Past Five Years

Benjamin A. Waites	45	Mr. Waites became the Company’s Chief Accounting Officer, Vice President and Corporate Controller in February 2005. Mr. Waites began his career with the Company in 1997 as Corporate Controller and was promoted to Vice President and Corporate Controller in 1999. Prior to joining the Company, he was Vice President of Finance for Apple South, Inc., an operator of casual dining restaurants.
Cathy D. Hampton	39	Ms. Hampton has agreed to join the management team effective April 16, 2007, as Vice President, General Counsel and Secretary. From August 2001 until March of 2007, Ms. Hampton served in increasing levels of responsibility at EarthLink, Inc., including Vice President and Assistant General Counsel and General Counsel and Secretary of Earthlink’s PeoplePC subsidiary. Prior to her tenure at EarthLink, Ms. Hampton held corporate counsel positions at Turner Broadcasting System, Inc. and the National Basketball Association. Ms. Hampton began practicing corporate law at the New York law firm of Shearman & Sterling LLP in 1993.

BENEFICIAL OWNERS OF MORE THAN FIVE PERCENT OF THE COMPANY’S COMMON STOCK;
SHARES HELD BY DIRECTORS AND EXECUTIVE OFFICERS

Based solely on information made available to the Company, the following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of March 16, 2007 by (i) each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock of the Company, (ii) each director and nominee for director of the Company, (iii) the Named Executive Officers of the Company (as defined under “Executive Compensation” below) other than Ms. Johnson who resigned from the Company effective in January 2007, and (iv) all of the Company’s executive officers and directors as a group.

	Shares Beneficially Owned
Names(1)	Shares		Percent

Philip J. Hickey, Jr.	820,701	(2)	2.6%
Eugene I. Lee, Jr.	480,682	(3)	1.6%
W. Douglas Benn	355,262	(4)	1.1%
Ronald W. San Martin	261,827	(5)	*
M. John Martin	69,831	(6)	*
Don L. Chapman	56,946	(7)	*
Lewis H. Jordan	46,125	(8)	*
Carolyn H. Byrd	33,937	(9)	*
Dick R. Holbrook	31,800	(10)	*
James D. Dixon	16,875	(11)	*
Roger L. Boeve	16,875	(12)	*
Wellington Management Company, LLP	4,169,109	(13)	13.6%
T. Rowe Price Associates, Inc.	4,008,850	(14)	13.1%
Fidelity Management and Research Company	1,874,637	(15)	6.1%
All executive officers and directors as a group (fourteen persons)	2,495,908	(16)	7.7%

*	Less than one percent.

(1)	The named shareholders have sole voting and investment power with respect to all shares shown as being beneficially owned by them, except as otherwise indicated. Shares underlying stock options that are exercisable within 60 days are deemed to be outstanding for the purpose of computing the outstanding shares owned by the particular person and by the group, but are not deemed outstanding for any other purpose.

(2)	Includes 15,750 shares held in an irrevocable trust for Mr. Hickey, Jr.’s daughter, 15,750 shares held in an irrevocable trust for Mr. Hickey, Jr.’s son, and 674,216 shares that are subject to stock options exercisable within 60 days.

(3)	Includes 414,182 shares that are subject to stock options exercisable within 60 days.

(4)	Includes 1,500 shares held as custodian for Mr. Benn’s children and 312,740 shares that are subject to stock options exercisable within 60 days.

(5)	Includes 73,375 shares that are subject to stock options exercisable within 60 days, 32,000 shares pledged to secure a loan to Mr. San Martin over which he has sole voting and shared investment power and 156,302 shares held by the Ronald W. San Martin Living Trust. Mr. San Martin is the sole trustee of such trust and has sole voting and investment power over all 156,302 shares held by the trust.

(6)	Includes 58,466 shares that are subject to stock options exercisable within 60 days.

(7)	Includes 39,375 shares that are subject to stock options exercisable within 60 days.

(8)	Includes 28,125 shares that are subject to stock options exercisable within 60 days.

(9)	Includes 30,937 shares that are subject to stock options exercisable within 60 days.

(10)	Includes 28,125 shares that are subject to stock options exercisable within 60 days.

(11)	Includes 15,875 shares that are subject to stock options exercisable within 60 days.

(12)	Includes 11,250 shares that are subject to stock options exercisable within 60 days.

(13)	Based on a Schedule 13G/A filed with the SEC on February 14, 2007 by Wellington Management Company, LLP. The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

(14)	Based on a Schedule 13G/A filed with the SEC on February 14, 2007 by T. Rowe Price Associates, Inc. (“Price Associates”). The address of Price Associates is 100 East Pratt Street, Baltimore, Maryland 21202. These securities are owned by various individual and institutional investors, which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(15)	Based on a Schedule 13G filed with the SEC on February 14, 2007 by Fidelity Management and Research Company. The address of Fidelity Management and Research Company is 82 Devonshire Street, Boston, Massachusetts 02109.

(16)	Includes 1,963,518 shares that are subject to stock options exercisable within 60 days.

COMPENSATION DISCUSSION AND ANALYSIS

Our executive compensation program is administered by the Compensation Committee, which is composed solely of non-employee directors. The following discussion describes (i) the objectives of our executive compensation program, (ii) the elements of compensation provided to our executive officers and (iii) the factors considered in determining the levels, elements and mix of compensation provided to our executive officers. Specifically, this discussion will focus on the compensation awarded to, earned by, and paid to the following individuals, whom we refer to as our Named Executive Officers:

•	Philip J. Hickey, Jr., our Chief Executive Officer,

•	Eugene I. Lee, Jr., our President and Chief Operating Officer,

•	W. Douglas Benn, our Executive Vice President, Finance and Chief Financial Officer,

•	Joia M. Johnson, our former Executive Vice President General Counsel and Secretary, and

•	M. John Martin, our President, The Capital Grille.

Objectives

The primary objectives of our executive compensation program are to:

•	attract, motivate and retain an outstanding group of executives by providing total compensation that is competitive with compensation at other companies in our peer group;

•	link the interests of the executives with our overall business strategies and goals by establishing a correlation between the performance of our business and each executive’s compensation; and

•	align the interests of the executives with those of our shareholders by providing an equity-based component of executive compensation.

Our executive compensation program includes features to reward individuals, who are integral to the continued success of our business, who demonstrate desired performance and productivity and whose talents contribute to the growth of our business. We compensate our executives with base salaries, short-term incentive compensation and long-term equity compensation that are intended to balance and provide incentive for the achievement of our short and long-term goals.

Elements of Compensation

The compensation provided to our Named Executive Officers consists of (i) base salary, (ii) annual cash incentive bonuses, (iii) long-term equity awards and (iv) perquisites and other benefits (including severance). Each of these elements of executive compensation is described below.

For fiscal 2006, the Compensation Committee’s determinations of the amount of compensation for our executive officers were partially based upon a review of publicly-available information on executive compensation at comparable public companies. Those comparable companies included Applebee’s International, Inc., CBRL Group, Inc., The Cheesecake Factory, Inc., Landry’s Restaurants, Inc., Lone Star Steakhouse, PF Chang’s China Bistro, Inc., and Ruby Tuesday, Inc. (the “Peer Group”).

The Compensation Committee also engaged Watson Wyatt Worldwide (“Watson Wyatt”), an independent compensation consultant, to perform a review of our executive compensation. Watson Wyatt analyzed the level of base pay and short-term incentive compensation and long-term equity compensation provided to our executives, and advised us on the structure of our short-term and long-term compensation programs. Regarding short-term incentive compensation, Watson Wyatt recommended that the Company discontinue semi-annual payout of incentive compensation, raise the threshold level of performance necessary before short-term incentive plans begin to pay out and increase the level of payout for performance above the 100% payout level. These changes were intended to more closely align the Company’s short-term incentive plans with market practices. With respect to long-term equity compensation, the Company had allocated the total value of equity awards granted to our executive officers evenly between time vesting stock options and restricted stock awards. For fiscal 2006 Watson Wyatt recommended an allocation of 40% stock options, 20% restricted stock and 40% performance based restricted stock units (“PBRSUs”). The shift toward performance-vesting awards was intended to further align the interests of our executive officers with our shareholders, and provide increased incentive for achievement of important financial goals. The Compensation Committee participated in discussions with Watson Wyatt regarding the elements and amount of compensation to be awarded to the executive officers and used, in substance, the structure recommended by Watson Wyatt in making its determinations regarding short-term incentive compensation and long-term equity compensation. In addition, the Compensation Committee considered recommendations made by our chief executive officer for the compensation of the other executive officers. Our chief executive officer’s recommendations were based on factors such as the efforts expended by such individuals towards the furtherance of our corporate goals, the compensation history of each individual and the compensation of comparable executives at companies in the Peer Group.

Base Salary

Each executive officer is paid a base salary as compensation for services rendered to the Company. We believe a competitive base salary is necessary to achieve our objective of attracting, motivating and retaining highly qualified executives. The base salary serves as a steady source of income for the executive and reflects the officer’s level of responsibility, prior experience and achievements, as well as the importance of such executive’s contribution to our business. The Compensation Committee determined the base salaries of our executive officers for fiscal 2006 based on a review of prevailing competitive salaries for similar positions in our Peer Group. Management reviewed the market data and the chief executive officer developed recommended salary increases, which ranged from 10% to 17% based on individual responsibilities, experience and performance, as well as position relative to the competitive market and relative to internal peers. Consistent with our policy for all employees, base salaries are generally compared to the median of the Peer Group for each comparable position. The Compensation Committee reviews management’s recommendations and approves any compensation change for each Named Executive Officer. For our chief executive officer, the Committee reviewed the market data provided by Watson Wyatt and developed a recommended increase in annual salary of 17%, based on performance, competitiveness and internal equity.

Annual Cash Incentive Bonuses

Annual cash bonuses are paid to executive officers as short-term incentive awards based on the achievement of certain financial performance goals. Our cash bonus program achieves our compensation objectives by rewarding executives for the financial success of our business; thereby linking the interests of executives to our overall business strategies and goals.

In February 2006, the Committee established target cash award opportunities for fiscal 2006, as a percentage of base salary, for each of the Named Executive Officers (100% for Messrs. Hickey and Lee, 85% for Mr. Benn, 60% for Ms. Johnson and 50% for Mr. Martin). The targets established for Mr. Hickey, Jr. and Mr. Lee, Jr. were made pursuant to the terms of the Company’s Executive Incentive Plan, a shareholder approved incentive plan that permits the grant of awards that are intended to meet the exemption for performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Executive Plan”). Other than Mr. Martin, the Named Executive Officers earn the bonus awards based on the Company’s performance against a set target for growth in adjusted earnings per share of 17.9% in fiscal 2006 over 2005. Mr. Martin’s bonus award was based on a combination of our adjusted earnings per share and the performance against financial targets for The Capital Grille concept. The performance goals for The Capital Grille were set with the intent of requiring a similar level of financial performance as required for the Company to achieve the 17.9% growth in adjusted earnings per share. Actual bonus amounts earned can range from 0% of target for performance below a threshold to 200% of target for exceptional performance. The bonuses earned by our Named Executive Officers for fiscal 2006, which were paid in February of 2007, are disclosed in the Summary Compensation Table on page 16 of this proxy statement.

Long-Term Equity Awards

Our Named Executive Officers receive equity based compensation in the form of stock options, restricted stock and performance-based restricted stock units. Long-term equity incentive awards are an important component of our compensation program because they encourage executives to manage the business from the perspective of owners with an equity stake in our Company, thereby providing a link between compensation and stock price appreciation. For example, stock options provide no value to the executive unless our stock price increases after the grants are made. These incentives also help us to retain qualified executives, because the awards are generally forfeited to the extent unvested if the executive leaves before such awards become fully vested.

Historically, we have granted stock option or restricted stock awards when an executive commences employment. In addition, Named Executive Officers receive annual stock option and restricted stock awards. These grants are generally made in February after we have confirmed the financial performance of our Company for the prior fiscal year. Stock options and restricted stock vest with the passage of time and provide a strong retention tool for our Company, while providing a link between compensation and stock price appreciation. All such awards are approved by the Compensation Committee under our Amended and Restated 2002 Long-Term Incentive Plan,

and the exercise prices of stock options is not less than the fair market value of our Common Stock on the grant date. All executive officers received stock options and restricted stock in fiscal 2006.

In fiscal 2006, the Compensation Committee reevaluated our award practices under our long-term incentive programs and the composition of awards provided under such programs. The Committee established a new three-year long-term compensation program that awarded PBRSUs to executives, which PBRSUs will convert into a number of shares of Common Stock based upon adjusted earnings per share and revenue growth over the 2006, 2007 and 2008 fiscal years, thereby strengthening the link between compensation and organizational performance measures. On February 8, 2006, our Board of Directors amended the RARE Hospitality International, Inc. Executive Officer Performance Incentive Plan (the “PIP Plan”) to allow for the grant of PBRSUs. The Compensation Committee approved the grant of PBRSUs to each of the executive officers and reduced the number of stock options and restricted stock shares granted to the executive officers in fiscal 2006 relative to the number and dollar value of such awards made for fiscal 2005. The Compensation Committee’s decision to award PBRSUs reflects shifting market practices and was consistent with the recommendations of Watson Wyatt. The aggregate dollar value of the stock-based compensation award to each of the executive officers was allocated between stock options, restricted stock and PBRSUs in a 40%/20%/40% ratio based on the recommendation of Watson Wyatt.

PBRSUs convert to shares of Common Stock, and may vest for up to 150% of the target level, if certain levels of adjusted earnings per share and revenue growth are achieved during the three-year performance period. The awards will be forfeited if our Company’s performance is below threshold levels at the end of the three-year performance period. Conversion of the PBRSU grants, which were awarded in fiscal 2006, into shares of Company Common Stock will be made after we have confirmed the financial performance of our Company for the 2008 fiscal year. For more information regarding these long-term incentives granted to our Named Executive Officers in fiscal 2006, including the target number of PBRSUs awarded to each Named Executive Officer, please see the “Grants of Plan-based Awards” beginning on page 21 of this proxy statement and “Outstanding Equity Awards at Fiscal Year-End” tables and the related footnotes beginning on page 22 of this proxy statement.

Perquisites and Other Benefits

Our Named Executives Officers are eligible for certain modest perquisites, which include life and long-term disability insurance disclosed in the Summary Compensation Table on page 16 of this proxy statement. The perks we provide are similar to those provided to executive officers in the Peer Group. We use this supplemental component of compensation as an incentive to attract and retain top executives.

We maintain benefit plans in order to provide our executives with reasonable protection against ill health, disability, retirement and death, all of which can interrupt the executive’s employment or income. Our benefit plans help us to attract, motivate, and retain our executives by providing the necessary supplemental components of compensation that are competitive with compensation at other companies in the Peer Group.

Nonqualified Deferred Compensation

We maintain a Supplemental Deferred Compensation Plan (the “Supplemental Plan”), which is a nonqualified plan that allows directors, officers and highly compensated employees to defer receipt of a portion of their compensation that cannot be deferred under the Company’s existing 401(k) plan and contribute such amounts to one or more investment funds. The Supplemental Plan is designed specifically for management, and is intended to provide some level of replacement income upon retirement. This plan is described in more detail beginning on page 25 of this proxy statement.

Insurance and Other Benefit Plans

Our Named Executive Officers participate in various benefit plans on the same basis as other full-time employees of our Company, such as medical, dental, vision, short and long-term disability and life insurance plans.

Severance Payments

We provide severance payments to our Named Executive Officers in the event of termination of their employment, as detailed in the employment agreement descriptions beginning on page 18 and the Potential Payments Upon Termination or Change in Control Table on page 17 of this proxy statement. We believe these severance payment arrangements provide employment security and encourage the objective evaluation of potential changes to the Company’s strategy and structure.

The severance payments provided under these agreements reflects a severance package that takes into account the significance of the positions held by each executive officer. We believe a continuation of certain health and welfare benefits is reasonable to allow an executive time to find replacement coverage following termination. We also consider the vesting of stock options and restricted stock reasonable where such executive has been terminated without cause and would otherwise have been entitled to exercise such options had he or she continued employment with our Company.

Change in Control Payments

Pursuant to their employment agreements, Messrs. Hickey, Jr., Lee, Jr. and Benn will be entitled to increased benefits in the event that a termination of employment follows a change in control of the Company, as described in more detail in the employment agreement descriptions beginning on page 18 of this proxy statement. These change-in-control payments are designed to attract and retain qualified executives who might not otherwise join or remain with our Company without financial protection in the event that they are forced out of the Company following a change in control. These provisions are also intended to provide for continuity of management in the event of a change in control of our Company. The change-in-control payments have a double trigger, which requires (i) an actual change in control to occur and (ii) a termination, relocation of our headquarters or significant reduction in the executive’s responsibilities triggered within 12 or 18 months after a change in control actually occurs. In establishing these triggers, our objectives were to provide reasonable protection from any adverse consequences to the Named Executive Officer in the event of a change in control of our Company. We did this within reason by limiting the payment time frame to 12 or 18 months, as applicable, and providing that a payment will only be owed in the event of certain terminations, which would have the effect of putting the executive in a different position than that which he or she elected upon accepting employment with the Company.

Stock Ownership Policy

We believe it is important for management and board members to have an equity stake in our Company. Accordingly, we have instituted a 1,000 share minimum holding requirement for the ownership of our securities by each of our executive officers and members of the Board of Directors.

Tax and Accounting Considerations

The accounting and tax treatment of compensation generally has not been a factor in determining the amounts of compensation for our executive officers. However, the Compensation Committee and management have considered the accounting and tax impact of various program designs to balance the potential cost to us with the benefit/value to the executive.

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits to $1 million the deduction that can be claimed by a publicly held company for compensation paid to such company’s chief executive officer and its four other highest paid executive officers. Section 162(m) specifically exempts certain performance-based compensation from the deduction limit. It is the Compensation Committee’s intent to maximize the deductibility of executive compensation while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive market of executive talent.

On February 8, 2006, our board of directors amended our PIP Plan to allow for the grant of PBRSUs. We have structured our PIP Plan, as amended, to be consistent with the terms of Section 162(m), so that taxable compensation derived from performance-based equity compensation under the plan should qualify as performance-based under Section 162(m) and be fully deductible.

With the adoption of SAFS No. 123(R), we do not expect accounting treatment of differing forms of equity awards to vary significantly and, therefore, accounting treatment is not expected to have a material effect on the selection of forms of compensation.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee has recommended to the full Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and this proxy statement for filing with the U.S. Securities and Exchange Commission.

COMPENSATION COMMITTEE:
James D. Dixon (Chairman)
Don L. Chapman
Carolyn H. Byrd
Lewis H. Jordan

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

EXECUTIVE COMPENSATION

The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal year ended December 31, 2006 for the Company’s Chief Executive Officer, Chief Financial Officer and each of the next three most highly compensated executive officers of the Company during the fiscal year ended December 31, 2006 (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

					Non-
					Equity
					Incentive	All
					Plan	Other
Name and			Stock	Option	Compen-	Compen-
Principal Position	Year(1)	Salary	Awards(2)	Awards(2)	sation	sation(3)	Total

Philip J. Hickey, Jr.	2006	$737,019	$354,444	$602,630	$588,077	$14,918	$2,297,088
Chairman of the Board of
Directors and Chief Executive
Officer
Eugene I. Lee, Jr.	2006	478,173	283,556	609,134	381,846	9,059	1,761,768
President and Chief Operating
Officer and Director
W. Douglas Benn	2006	358,578	141,778	336,071	243,403	8,837	1,088,667
Executive Vice President,
Finance and Chief
Financial Officer
Joia M. Johnson(4)	2006	335,769	88,611	213,816	160,892	7,411	806,499
Executive Vice President,
General Counsel
and Secretary
M. John Martin	2006	274,519	73,754	190,847	218,281	20,747	778,148
President, The Capital
Grille

(1)	The Company operates on a 52- or 53- week fiscal year. Fiscal 2006 contained 53 weeks. Amounts disclosed reflect earnings during the respective fiscal period.

(2)	Represents the amount recognized by the Company as expense for financial statement reporting purposes during fiscal 2006 for awards of restricted stock and stock options, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair values of these awards and the amounts expensed in fiscal 2006 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (123R). The awards for which expense is shown in this table include the awards described in the Grants of Plan-Based Awards Table beginning on page 21 of this proxy statement, as well as awards granted in fiscal 2004 and fiscal 2005 for which we continued to recognize expense in fiscal 2006. These amounts were calculated using the valuation models and methodologies described in Note 3 to the Company’s Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2006.

(3)	The amounts for Messrs. Hickey, Jr., Lee, Jr., Benn, Martin and Ms. Johnson, include insurance premiums paid by the Company in the amount of $9,418, $3,559, $3,745, $3,247 and $1,911, respectively, as well as the Company match for deferred compensation in the amount of $5,500, $5,500, $5,092, $5,500, and $5,500, respectively. The amount for Mr. Martin also includes $12,000 for an automobile allowance.

(4)	Ms. Johnson resigned from the Company in January 2007.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table illustrates compensation the Named Executive Officers would have received under different scenarios if their employment had terminated as of December 31, 2006:

					Company
		Termination	Termination	Resignation	Termination
	Voluntary	Upon Death	After Executive	Due to Change	of Executive
	Termination	of Executive	Becomes Disabled	in Control	Other

Philip J. Hickey, Jr.
Severance Payment(1)	$—	$—	$178,767	$2,175,000	$1,087,500
Bonus(2)	—	588,077	588,077	451,755	588,077
Equity Awards(3)	—	584,083	584,083	584,083	584,083
Medical(4)	—	19,627	19,627	14,720	9,814
Deferred Compensation(5)	264,706	264,706	264,706	264,706	264,706

Total	$264,706	$1,456,493	$1,635,261	$3,490,265	$2,534,180
Eugene I. Lee, Jr.
Severance Payment(1)	$—	$—	$115,890	$1,410,000	$705,000
Bonus(2)	—	381,846	381,846	298,140	381,846
Equity Awards(3)	—	523,137	523,137	523,137	523,137
Medical(4)	—	19,627	19,627	14,720	9,814
Deferred Compensation(5)	306,948	306,948	306,948	306,948	306,948

Total	$306,948	$1,231,558	$1,347,449	$2,552,945	$1,926,745
W. Douglas Benn
Severance Payment(1)	$—	$—	$86,795	$704,000	$352,000
Bonus(2)	—	243,403	243,403	190,316	243,403
Equity Awards(3)	—	275,526	275,526	275,526	275,526
Medical(4)	—	19,627	19,627	14,720	9,814
Deferred Compensation(5)	308,208	308,208	308,208	308,208	308,208

Total	$308,208	$846,764	$933,559	$1,492,771	$1,188,951

					Company
		Termination	Termination	Resignation	Termination
	Voluntary	Upon Death	After Executive	Due to Change	of Executive
	Termination	of Executive	Becomes Disabled	in Control	Other

Joia M. Johnson(6)
Severance Payment(1)	$—	$—	$81,370	$660,000	$330,000
Bonus(2)	—	160,892	160,892	122,066	160,892
Equity Awards(3)	—	200,225	200,225	200,225	200,225
Medical(4)	—	19,627	19,627	14,720	9,814
Deferred Compensation(5)	151,138	151,138	151,138	151,138	151,138

Total	$151,138	$531,882	$613,252	$1,148,149	$852,069
M. John Martin
Severance Payment(1)	$—	$—	$220,000	$275,000	$275,000
Bonus(2)	—	218,281	218,281	79,312	218,281
Equity Awards(3)	—	—	—	—	—
Medical(4)	—	—	—	—	—
Deferred Compensation(5)	312,909	312,909	312,909	312,909	312,909

Total	$312,909	$531,190	$751,190	$667,221	$806,190

(1)	Represents the executive’s severance assuming a termination date of 12/31/06.

(2)	Represents the prorated portion of the bonus that the executive had earned as of 12/31/06.

(3)	Represents the dollar value of the equity awards held by the executive that would have vested within the next 24 months solely due to the passage of time using the closing stock price as of 12/29/06. These awards would accelerate vesting upon termination.

(4)	Represents the medical benefits that would be paid by the Company on the executive’s behalf.

(5)	Represents the vested balance in the executive’s Supplemental Deferred Compensation Plan as of 12/31/06.

(6)	Ms. Johnson’s employment was terminated in January of 2007, at which time she received $160,892, which related to the bonus earned for service in fiscal 2006.

Employment Contracts.  The material terms of all employment agreements with the Company’s Named Executive Officers continuing in service are described below.

Through its subsidiary, RARE Hospitality Management, Inc., the Company and Philip J. Hickey, Jr. (“Mr. Hickey, Jr.”), Chairman of the Board of Directors and Chief Executive Officer of the Company, are parties to an employment agreement dated April 28, 2003, which was most recently amended on December 15, 2006 (the “Hickey, Jr. Employment Agreement”), which provides for a term ending July 1, 2008, unless renewed on or before January 1, 2008. Mr. Hickey, Jr. currently receives an annual salary of $746,700. During the term of the Hickey, Jr. Employment Agreement, Mr. Hickey, Jr. is eligible for a bonus of not less than 100% of his salary. He currently receives an annual bonus of up to 200% of his annual salary as determined and paid in accordance with a bonus program for the executive officers of the Company. The Hickey, Jr. Employment Agreement requires that Mr. Hickey, Jr. be eligible to receive stock options of the Company, and also provides certain death and disability benefits. In the event that the Company terminates Mr. Hickey, Jr.’s employment without Cause (as defined in the Hickey, Jr. Employment Agreement), (i) Mr. Hickey, Jr. will continue to receive his Base Salary (as defined in the Hickey, Jr. Employment Agreement) for a period of 18 months, (ii) Mr. Hickey, Jr. will receive the bonus to which he would have been entitled for the then-fiscal year if he had been employed on the date bonuses were distributed, calculated pro rata based upon days worked during the then-current fiscal year, (iii) all of Mr. Hickey, Jr.’s stock options and restricted stock that otherwise would have vested solely with the passage of time within 24 months after such termination will become immediately vested, and (iv) the Company will continue to provide health and welfare benefits to Mr. Hickey, Jr. and his immediate family for a period of 12 months after termination of the Hickey, Jr. Employment Agreement. In the event that, within 18 months following a Change in Control (as defined in the Hickey, Jr. Employment Agreement), Mr. Hickey, Jr.’s employment is terminated, Mr. Hickey, Jr.’s responsibilities are substantially reduced or the Company moves its corporate headquarters away from Atlanta, GA, the Hickey, Jr. Employment Agreement will terminate, and (i) Mr. Hickey, Jr. will receive a lump sum payment equal to the average of his bonus for the two prior fiscal years, and he will continue to receive his then Base Salary (as defined in the Hickey, Jr. Employment Agreement) for a period of 36 months, (ii) all of Mr. Hickey Jr.’s stock options and restricted stock that otherwise would have vested solely with the passage of time within 24 months after such termination will become immediately vested and exercisable, and any such stock options shall thereafter continue or expire in accordance with their original terms, and (iii) the Company will continue to provide health and welfare benefits to Mr. Hickey, Jr. and his immediate family for a period of 18 months after the termination date.

Through its subsidiary, RARE Hospitality Management, Inc., the Company and Eugene I. Lee, Jr. (“Mr. Lee, Jr.”), President and Chief Operating Officer of the Company, are parties to an employment agreement dated April 28, 2003, which was most recently amended on December 15, 2006 (the “Lee, Jr. Employment Agreement”), which provides for a term ending July 1, 2008, unless renewed on or before January 1, 2008. Mr. Lee, Jr. currently receives an annual salary of $484,000. During the term of the Lee, Jr. Employment Agreement, Mr. Lee, Jr. is eligible for a bonus of not less than 100% of his salary. He currently receives an annual bonus of up to 200% of his annual salary as determined and paid in accordance with a bonus program for the executive officers of the Company. The Lee, Jr. Employment Agreement requires that Mr. Lee, Jr. be eligible to receive stock options of the Company, and also provides certain death and disability benefits. In the event that the Company terminates Mr. Lee, Jr.’s employment without Cause (as defined in the Lee, Jr. Employment Agreement), (i) Mr. Lee, Jr. will continue to receive his Base Salary (as defined in the Lee, Jr. Employment Agreement) for a period of 18 months, (ii) Mr. Lee, Jr. will receive the bonus to which he would have been entitled for the then-fiscal year if he had been employed on the date bonuses were distributed, calculated pro rata based upon days worked during the then-current fiscal year, (iii) all of Mr. Lee, Jr.’s stock options and restricted stock that otherwise would have vested solely with the passage of time within 24 months after such termination will become immediately vested, and (iv) the Company will continue to provide health and welfare benefits to Mr. Lee, Jr. and his immediate family for a period of 12 months after termination of the Lee, Jr. Employment Agreement. In the event that, within 18 months following a Change in Control (as defined in the Lee, Jr. Employment Agreement), Mr. Lee, Jr.’s employment is terminated, Mr. Lee, Jr.’s responsibilities are substantially reduced or the Company moves its corporate headquarters away from Atlanta, GA, the Lee, Jr. Employment Agreement will terminate, and (i) Mr. Lee, Jr. will receive a lump sum payment equal to the average of his bonus for the two prior fiscal years, and he will continue to receive his then Base Salary (as defined in the Lee, Jr. Employment Agreement) for a period of 36 months, (ii) all of Mr. Lee, Jr.’s stock options and restricted stock that otherwise would have vested solely with the passage of time within 24 months after such termination will become immediately vested and exercisable, and any such stock options shall thereafter continue or expire in accordance with their original terms, and (iii) the Company will continue to provide health and welfare benefits to Mr. Lee, Jr. and his immediate family for a period of 18 months after the termination date.

Through its subsidiary, RARE Hospitality Management, Inc., the Company and W. Douglas Benn (“Mr. Benn”), Executive Vice President, Finance and Chief Financial Officer of the Company, are parties to an employment agreement dated April 28, 2003, which was most recently amended on December 15, 2006 (the “Benn Employment Agreement”), which provides for a term ending July 1, 2008, unless renewed on or before January 1, 2008. Mr. Benn currently receives an annual salary of $362,560. During the term of the Benn Employment Agreement, Mr. Benn is eligible for a bonus of not less than 85% of his salary. He currently receives an annual bonus of up to 170% of his annual salary as determined and paid in accordance with a bonus program for the executive officers of the Company. The Benn Employment Agreement requires that Mr. Benn be eligible to receive stock options of the Company, and also provides certain death and disability benefits. In the event that the Company terminates Mr. Benn’s employment without Cause (as defined in the Benn Employment Agreement), (i) Mr. Benn will continue to receive his Base Salary (as defined in the Benn Employment Agreement) for a period of 12 months, (ii) Mr. Benn will receive the bonus to which he would have been entitled for the then-fiscal year if he had been employed on the date bonuses were distributed, calculated pro rata based upon days worked during the then-current fiscal year, (iii) all of Mr. Benn’s stock options and restricted stock that otherwise would have vested solely with the passage of time within 24 months after such termination will become immediately vested, and (iv) the Company will continue to provide health and welfare benefits to Mr. Benn and his immediate family for a period of 12 months after termination of the Benn Employment Agreement. In the event that, within 18 months following a Change in

Control (as defined in the Benn Employment Agreement), Mr. Benn’s employment is terminated, Mr. Benn’s responsibilities are substantially reduced or the Company moves its corporate headquarters away from Atlanta, GA, the Benn Employment Agreement will terminate, and (i) Mr. Benn will receive a lump sum payment equal to the average of his bonus for the two prior fiscal years, and he will continue to receive his then Base Salary (as defined in the Benn Employment Agreement) for a period of 24 months, (ii) all of Mr. Benn’s stock options and restricted stock that otherwise would have vested solely with the passage of time within 24 months after such termination will become immediately vested and exercisable, and any such stock options shall thereafter continue or expire in accordance with their original terms, and (iii) the Company will continue to provide health and welfare benefits to Mr. Benn and his immediate family for a period of 18 months after the termination date.

Through its subsidiary, Capital Grille Holdings, Inc., the Company and M. John Martin (“Mr. Martin”), President-The Capital Grille, entered into an employment agreement (the “Martin Employment Agreement”) dated October 27, 2004. The Martin Employment Agreement provides for termination at the will of the Company or Mr. Martin. Mr. Martin currently receives an annual salary of $297,000 and a monthly car allowance of $1,000. Under the Martin Employment Agreement, Mr. Martin is eligible for a bonus determined and paid in accordance with the bonus program for employees of the Company, as approved by the Company from time to time. The Martin Employment Agreement requires that Mr. Martin be eligible to receive stock options of the Company, and also provides certain death and disability benefits. In the event that the Company terminates Mr. Martin’s employment without Cause (as defined in the Martin Employment Agreement), Mr. Martin will continue to receive his Base Salary (as defined in the Martin Employment Agreement) for a period of 12 months after the termination date. In the event that Mr. Martin’s employment is terminated within 12 months following a Change in Control (as defined in the Martin Employment Agreement), Mr. Martin will receive a lump sum payment equal to the sum of his bonus for the prior fiscal year and his then-current annual base salary.

Each of the Employment Agreements contains certain provisions relating to unauthorized disclosure of confidential information, recognition of proprietary rights, non-competition and non-solicitation. Without consent of the Company, Messrs. Hickey, Jr. and Lee, Jr. may not compete with the Company during their employment and for a period of 18 months thereafter. Without consent of the Company, Messrs. Benn and Martin may not compete with the Company during their employment and for a period of 12 months thereafter.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2006

The following table presents information on grants of stock options during the fiscal year ended December 31, 2006 to the Named Executive Officers.

								All Other		All Other
								Stock		Option
								Awards:		Awards:		Exercise	Grant Date
		Estimated Future			Estimated Future			Number of		Number of		or Base	Fair Value
		Payouts Under Non-equity			Payouts Under Equity			Shares of		Securities		Price of	of Stock
	Grant	Incentive Plan Awards(1)			Incentive Plan Awards(2)			Stock or		Underlying		Option	and Option
Name	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units		Options		Awards	Awards(3)

Philip J. Hickey, Jr.		$147,019	$735,096	$1,470,193	—	—	—	—		—		—	—
	2/8/06	—	—	—	—	—	—	—		54,734	(6)	$31.50	$500,000
	2/8/06	—	—	—	—	—	—	15,873	(4)	—		—	$500,000
	2/8/06	—	—	—	—	—	—	—		48,166	(7)	$31.50	$440,000
	2/8/06	—	—	—	—	—	—	6,984	(5)	—		—	$220,000
	2/8/06	—	—	—	6,984	13,968	20,952	—		—		—	—
Eugene I. Lee, Jr.		95,462	477,308	954,615	—	—	—	—		—		—	—
	2/8/06	—	—	—	—	—	—	—		43,787	(6)	$31.50	$400,000
	2/8/06	—	—	—	—	—	—	12,698	(4)	—		—	$400,000
	2/8/06	—	—	—	—	—	—	—		38,533	(7)	$31.50	$352,000
	2/8/06	—	—	—	—	—	—	5,587	(5)	—		—	$176,000
	2/8/06	—	—	—	5,587	11,174	16,761	—		—		—	—
W. Douglas Benn		71,589	357,946	715,892	—	—	—	—		—		—	—
	2/8/06	—	—	—	—	—	—	—		21,893	(6)	$31.50	$200,000
	2/8/06	—	—	—	—	—	—	6,349	(4)	—		—	$200,000
	2/8/06	—	—	—	—	—	—	—		19,266	(7)	$31.50	$176,000
	2/8/06	—	—	—	—	—	—	2,793	(5)	—		—	$88,000
	2/8/06	—	—	—	2,794	5,587	8,381	—		—		—	—
Joia M. Johnson(8)		67,038	335,192	670,385	—	—	—	—		—		—	—
	2/8/06	—	—	—	—	—	—	—		13,683	(6)	$31.50	$125,000
	2/8/06	—	—	—	—	—	—	3,968	(4)	—		—	$125,000
	2/8/06	—	—	—	—	—	—	—		12,041	(7)	$31.50	$110,000
	2/8/06	—	—	—	—	—	—	1,746	(5)	—		—	$55,000
	2/8/06	—	—	—	1,746	3,492	5,238	—		—		—	—
M. John Martin		53,731	268,654	537,308	—	—	—	—		—		—	—
	2/8/06	—	—	—	—	—	—	—		11,973	(6)	$31.50	$109,375
	2/8/06	—	—	—	—	—	—	3,472	(4)	—		—	$109,375
	2/8/06	—	—	—	—	—	—	—		9,633	(7)	$31.50	$88,000
	2/8/06	—	—	—	—	—	—	1,396	(5)	—		—	$44,000
	2/8/06	—	—	—	1,397	2,793	4,190	—		—		—	—

(1)	Represents threshold, target and maximum payout levels under our annual cash incentive program for fiscal 2006 performance. The actual amount earned by each Named Executive Officer in fiscal 2006 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. For more information regarding our annual incentive program, see the discussion in the Compensation Discussion and Analysis beginning on page 11 of this proxy statement.
(2)	Represents threshold, target and maximum number of PBRSUs that may be earned on the Company’s achievement of performance goals relating to growth in earnings per share and revenue over a three-year performance period ending on December 28, 2008. Each earned PBRSU represents the right to receive one share of the Company’s Common Stock on February 8, 2009. Dividends paid on the Company’s Common Stock will accrue with respect to the PBRSUs and dividends accrued with respect to earned PBRSUs will be paid in cash to the holder when the PBRSUs are converted to shares of the Company’s Common Stock. For more information regarding our long-term incentive program and the PBRSUs, see the discussion in the Compensation Discussion and Analysis beginning on page 11 of this proxy statement.
(3)	Represents the grant date fair value of the award determined in accordance with FAS 123R.
(4)	These restricted shares of the Company’s Common Stock vest in three equal annual installments beginning on the first anniversary of the date of grant. The restricted shares have full dividend and voting rights.
(5)	These restricted shares of the Company’s Common Stock vest on the third anniversary of the date of grant. The restricted shares have full dividend and voting rights.
(6)	These options to purchase shares of the Company’s Common Stock vest and become exercisable in three equal annual installments beginning on the first anniversary of the date of grant.
(7)	These options to purchase shares of the Company’s Common Stock vest and become exercisable in three annual installments, 25% on each of the first and second anniversary of the date of grant and 50% on the third anniversary of the date of grant.
(8)	None of the awards listed for Ms. Johnson vested prior to her leaving the Company.

OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR-END

The following table presents information with respect to outstanding equity awards held by the Named Executive Officers at December 31, 2006.

											Equity
									Equity		Incentive
									Incentive		Plan Awards:
									Plan Awards:		Market
									Number of		or Payout
								Market	Unearned		Value of
	Number of	Number of				Number of		Value of	Shares,		Unearned
	Securities	Securities				Shares or		Shares or	Units or		Shares,
	Underlying	Underlying				Units of		Units of	Other		Units or
	Unexercised	Unexercised		Option	Option	Stock that		Stock that	Rights		Other Rights
	Options	Options		Exercise	Expiration	Have Not		Have Not	that Have		that Have
Name	Exercisable	Unexercisable		Price	Date	Vested		Vested	Not Vested		Not Vested

Philip J. Hickey, Jr.	53,299	—		$6.67	10/29/07	—		—	—		—
	416,250	—		8.53	12/27/09	—		—	—		—
	7,785	—		13.17	6/28/10	—		—	—		—
	75,000	—		15.03	12/30/11	—		—	—		—
	44,872	—		17.38	7/1/12	—		—	—		—
	12,937	—		18.30	12/30/12	—		—	—		—
	33,500	16,500	(1)	26.81	7/20/14	—		—	—		—
	20,444	39,686	(2)	31.72	2/8/15	—		—	—		—
	—	54,734	(3)	31.50	2/8/16	—		—	—		—
	—	48,166	(4)	31.50	2/8/16	—		—	—		—
	—	—		—	—	15,873	(9)	$522,698	—		—
	—	—		—	—	6,984	(10)	$229,983	—		—
	—	—		—	—	—		—	13,968	(11)	$459,966
Eugene I. Lee, Jr.	24,800	—		$8.53	12/27/09	—		—	—		—
	224,999	—		14.88	12/31/10	—		—	—		—
	33,750	—		17.38	7/1/12	—		—	—		—
	28,125	—		21.64	6/30/13	—		—	—		—
	19,597	9,653	(5)	27.14	2/10/14	—		—	—		—
	26,800	13,200	(1)	26.81	7/20/14	—		—	—		—
	16,355	31,749	(2)	31.72	2/8/15	—		—	—		—
	—	43,787	(3)	31.50	2/8/16	—		—	—		—
	—	38,533	(4)	31.50	2/8/16	—		—	—		—
	—	—		—	—	12,698	(9)	$418,145	—		—
	—	—		—	—	5,587	(10)	$183,980	—		—
	—	—		—	—	—		—	11,174	(11)	$367,960
W. Douglas Benn	59,390	—		$8.53	12/27/09	—		—	—		—
	112,499	—		14.88	12/31/10	—		—	—		—
	25,312	—		17.38	7/1/12	—		—	—		—
	30,880	—		18.30	12/30/12	—		—	—		—
	21,094	—		21.64	6/30/13	—		—	—		—
	14,697	7,240	(5)	27.14	2/10/14	—		—	—		—
	13,400	6,600	(1)	26.81	7/20/14	—		—	—		—
	8,177	15,875	(2)	31.72	2/8/15	—		—	—		—
	—	21,893	(3)	31.50	2/8/16	—		—	—		—
	—	19,266	(4)	31.50	2/8/16	—		—	—		—
	—	—		—	—	6,349	(9)	$209,073	—		—
	—	—		—	—	2,793	(10)	$91,973	—		—
	—	—		—	—	—		—	5,587	(11)	$183,980

											Equity
									Equity		Incentive
									Incentive		Plan Awards:
									Plan Awards:		Market
									Number of		or Payout
								Market	Unearned		Value of
	Number of	Number of				Number of		Value of	Shares,		Unearned
	Securities	Securities				Shares or		Shares or	Units or		Shares,
	Underlying	Underlying				Units of		Units of	Other		Units or
	Unexercised	Unexercised		Option	Option	Stock that		Stock that	Rights		Other Rights
	Options	Options		Exercise	Expiration	Have Not		Have Not	that Have		that Have
Name	Exercisable	Unexercisable		Price	Date	Vested		Vested	Not Vested		Not Vested

Joia M. Johnson	500	—		$14.88	12/31/10	—		—	—		—
	14,062	—		21.64	6/30/13	—		—	—		—
	20,000	—		24.61	12/10/13	—		—	—		—
	9,798	4,827	(5)	27.14	2/10/14	—		—	—		—
	8,375	4,125	(1)	26.81	7/20/14	—		—	—		—
	5,111	9,922	(2)	31.72	2/8/15	—		—	—		—
	—	13,683	(3)	31.50	2/8/16	—		—	—		—
	—	12,041	(4)	31.50	2/8/16	—		—	—		—
	—	—		—	—	3,968	(9)	$130,666	—		—
	—	—		—	—	1,746	(10)	$57,496	—		—
	—	—		—	—	—		—	3,492	(11)	$114,992
M. John Martin	1,080	—		$12.02	10/25/11	—		—	—		—
	2,106	—		16.02	4/1/12	—		—	—		—
	2,989	—		17.38	7/1/12	—		—	—		—
	775	—		15.61	9/30/12	—		—	—		—
	4,307	—		18.30	12/30/12	—		—	—		—
	3,234	—		18.56	3/31/13	—		—	—		—
	3,233	—		21.64	6/30/13	—		—	—		—
	5,175	—		22.40	10/21/13	—		—	—		—
	2,166	1,068	(5)	27.14	2/10/14	—		—	—		—
	1,914	943	(6)	26.15	4/20/14	—		—	—		—
	1,914	943	(1)	26.81	7/20/14	—		—	—		—
	16,500	8,500	(7)	28.60	9/9/14	—		—	—		—
	1,914	943	(8)	30.19	10/19/14	—		—	—		—
	1,943	3,772	(2)	31.72	2/8/15	—		—	—		—
	—	11,973	(3)	31.50	2/8/16	—		—	—		—
	—	9,633	(4)	31.50	2/8/16	—		—	—		—
	—	—		—	—	3,472	(9)	$114,333	—		—
	—	—		—	—	1,396	(10)	$45,970	—		—
	—	—		—	—	—		—	2,793	(11)	$91,973

(1)	These options were granted on 7/20/04 and vest and become exercisable in three equal annual installments beginning on the first anniversary of the date of grant.
(2)	These options were granted on 2/8/05 and vest and become exercisable in three equal annual installments beginning on the first anniversary of the date of grant.
(3)	These options were granted on 2/8/06 and vest and become exercisable in three equal annual installments beginning on the first anniversary of the date of grant.
(4)	These options were granted on 2/8/06 and vest and become exercisable over a three year period from the grant date as follows; 25% on the first and second anniversary and 50% on the third anniversary.
(5)	These options were granted on 2/10/04 and vest and become exercisable in three equal annual installments beginning on the first anniversary of the date of grant.
(6)	These options were granted on 4/20/04 and vest and become exercisable in three equal annual installments beginning on the first anniversary of the date of grant.
(7)	These options were granted on 9/9/04 and vest and become exercisable in three equal annual installments beginning on the first anniversary of the date of grant.
(8)	These options were granted on 10/19/04 and vest and become exercisable in three equal annual installments beginning on the first anniversary of the date of grant.
(9)	These restricted shares of the Company’s Common Stock were granted on 2/8/06 and vest in three equal annual installments beginning on the first anniversary of the date of grant.
(10)	These restricted shares of the Company’s Common Stock were granted on 2/8/06 and vest on the third anniversary of the date of grant.
(11)	Amounts represent the target number of performance-based restricted stock units that may be earned based on the Company’s achievement of performance goals relating to growth in earnings per share and revenue over a three-year performance period ending on December 28, 2008.

OPTION EXERCISES AND STOCK VESTED

The following table presents information with respect to stock options exercised and the value realized by the Named Executive Officers during fiscal 2006.

	Option Awards
	Number of
	Shares	Value
	Acquired on	Realized on
Name	Exercise	Exercise(1)

Philip J. Hickey, Jr.	5,752	$74,258
	7,969	136,456
	40,000	1,008,332
	20,000	500,066

	73,721	$1,719,112

Eugene I. Lee, Jr.	30,000	$711,810
	15,000	338,055

	45,000	$1,049,865

W. Douglas Benn	2,890	$73,443
	4,110	94,970
	2,000	46,624
	2,000	47,224

	11,000	$262,260

Joia M. Johnson	500	$8,690
	779	13,539
	5,722	99,447
	1,794	25,035
	3,257	43,090
	1,743	23,060

	13,795	$212,861

M. John Martin	5,000	$120,220
	5,000	115,570
	7,000	166,557
	1,000	19,695

	18,000	$422,041

(1)	“Value Realized” represents the amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price.

NONQUALIFIED DEFERRED COMPENSATION

The following table provides information regarding the accounts of the Named Executive Officers under the Company’s non-qualified supplemental deferred compensation plan:

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at
Name	in Last FY(1)	in Last FY(2)	in Last FY	Distributions	Last FYE

Philip J. Hickey, Jr.	$50,000	$5,500	$10,915	$—	$264,706
Eugene I. Lee, Jr.	50,000	5,500	35,175	—	306,948
W. Douglas Benn	50,000	5,092	28,242	—	308,208
Joia M. Johnson	19,784	5,500	11,051	—	151,138
M. John Martin	50,000	5,500	34,736	—	312,909

(1)	Amounts represent voluntary deferrals of salary, bonus, or a combination of both salary and bonus under the Company’s Supplemental Deferred Compensation Plan. Contributions of deferred salary are reported as 2006 income in the Salary column of the Summary Compensation Table but contributions of deferred bonus would be reported as compensation in 2005.

(2)	Amounts represent Company matching contributions under the Company’s Supplemental Deferred Compensation Plan. These amounts are reported as 2006 income in the All Other Compensation column of the Summary Compensation Table.

The maximum aggregate amount deferred under the Supplemental Plan cannot exceed the lesser of 20% of annual compensation or $50,000. The Company makes quarterly matching contributions in an amount equal to 50% of the first 5% of employee compensation contributed, with a maximum annual Company contribution of the lesser of 2.5% of employee compensation or $5,500 per year.

Participants have the option of electing several different investment options under the Supplemental Plan. These investment options are substantially similar to the investment options available under the Company’s 401(k) plan. The Company’s executives are not entitled to participate in the Company’s 401(k) plan. Participants can change their investment options daily by contacting the Supplemental Plan administrator. The Company does not consider any of the earnings credited to the compensation deferred under the Supplemental Plan to be above-market or preferential as defined by the SEC.

At the time of making their deferral elections, Participants may elect to defer their payments until a specified date or until the date they cease to be an employee or director of the Company. Further, the participants may elect to receive their distribution as a lump sum or in ten approximately equal annual installments. If a participant dies before beginning to receive any payments, the participant’s account balance will be paid to the participant’s designated beneficiary or estate.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the Common Stock that may be issued under all of the Company’s existing equity compensation plans as of December 31, 2006. Details of the plans are discussed in Note 3 to the Company’s Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2006.

	Number of Securities to		Weighted Average		Number of Securities
	be Issued Upon Exercise		Exercise Price of		Remaining Available
Plan Category	of Outstanding Options		Outstanding Options		for Future Issuance

Equity Compensation	2,247,599	(1)	$27.21	(7)	1,224,109	(13)
Plans Approved by	618,741	(2)	$14.21	(8)	13,354	(14)
Stockholders	122,062	(3)	$17.21	(9)	—
	551,582	(4)	$8.18	(10)	—
Equity Compensation Plans not Approved by Stockholders	25,250	(5)	$8.39	(11)	—

Total	3,565,234	(6)	$21.54	(12)	1,237,463	(15)

(1)	RARE Hospitality International, Inc. Amended and Restated 2002 Long-Term Incentive Plan. As of the Record Date, there were 2,535,286 shares of Common Stock to be issued upon the exercise of outstanding options. As of the Record Date, there were 501,052 unvested full-value awards outstanding under this plan.

(2)	RARE Hospitality International, Inc. 1997 Long-Term Incentive Plan. As of the Record Date, there were 571,736 shares of Common Stock to be issued upon the exercise of outstanding options. As of the Record Date, there were 31,204 unvested full-value awards outstanding under this plan.

(3)	Amended and Restated RARE Hospitality International, Inc. 1996 Stock Plan for Outside Directors. No further options may be granted under the terms of this plan. As of the Record Date, there were 114,312 shares of Common Stock to be issued upon the exercise of outstanding options.

(4)	LongHorn Steaks, Inc. Amended and Restated 1992 Incentive Plan. No further options may be granted under the terms of this plan. As of the Record Date, there were 529,332 shares of Common Stock to be issued upon the exercise of outstanding options.

(5)	These options were granted on the same terms as those under the RARE Hospitality International, Inc. 1997 Long-Term Incentive Plan and were granted at prices which equated to current market value on the date of grant, are generally exercisable after three to five years and must be exercised within ten years from the date of grant. As of the Record Date, there were 25,250 shares of Common Stock to be issued upon the exercise of outstanding options.

(6)	As of the Record Date, the total number of shares of Common Stock to be issued upon the exercise of outstanding options was 3,775,916 with a weighted-average remaining contractual life of 6.5 years.

(7)	As of the Record Date, the weighted average exercise price of outstanding options for the Amended and Restated 2002 Long-Term Incentive Plan was $28.02.

(8)	As of the Record Date, the weighted average exercise price of outstanding options for the 1997 Long-Term Incentive Plan was $14.73.

(9)	As of the Record Date, the weighted average exercise price of outstanding options for the 1996 Stock Plan for Outside Directors was $17.91.

(10)	As of the Record Date, the weighted average exercise price of outstanding options for the Amended and Restated 1992 Incentive Plan was $8.25.

(11)	As of the Record Date, the weighted average exercise price of outstanding options for the equity compensation plans not approved by shareholders was $8.39.

(12)	As of the Record Date, the total weighted average exercise price of outstanding options was $22.80.

(13)	These shares may also be granted as future awards of restricted stock. As of the Record Date, 614,176 securities remained available for future issuance.

(14)	As of the Record Date, 13,354 shares of Common Stock remained available for future issuance.

(15)	As of the Record Date, the total number of shares of Common Stock that remained available for future issuance was 627,530.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2006, Messrs. Chapman, Dixon and Holbrook served on the Compensation Committee. None of them were an officer or employee of the Company or any of its subsidiaries in fiscal 2006, nor any time prior thereto. During fiscal 2006, none of the members of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K, and none of the executive officers served on the Compensation Committee (or equivalent) or the Board of Directors of another entity whose executive officer(s) served on the Board of Directors or the Compensation Committee of the Company’s Board of Directors.

RELATED PARTY TRANSACTION POLICY AND PROCEDURES

Under the Company’s Policy on Related Party Transactions, the Audit Committee is responsible for reviewing and approving all related party transactions. This written policy applies to certain transactions involving over $5,000 or any group of transactions that can reasonably be foreseen to involve in excess of $10,000 in any one fiscal year with related parties, which includes our officers, directors and director nominees, and members of their immediate families. In determining whether to approve a related party transaction, the Audit Committee would take into account material facts of the transaction, including whether it is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of the copies of reports furnished to the Company, or written representations that no annual forms (Form 5) were required, the Company believes that, during the 2006 fiscal year, its officers, directors and 10% shareholders complied with all filing requirements for reporting to the U.S. Securities and Exchange Commission their ownership and changes in ownership of Common Stock (as required pursuant to Section 16(a) of the Exchange Act).

PROPOSAL II

APPROVAL OF AMENDMENTS TO THE AMENDED AND RESTATED
2002 LONG-TERM INCENTIVE PLAN

On February 14, 2007, the Company’s Board of Directors approved and recommended to the shareholders that they approve amendments to the RARE Hospitality International, Inc. Amended and Restated 2002 Long-Term Incentive Plan (the “2002 Long-Term Incentive Plan” or the “plan”) to increase the number of shares of Common Stock available for awards by 450,000 shares, which shares will only be available for issuance pursuant to the exercise of stock options granted under the plan. In addition, if shareholders approve the increase in shares available for stock options, the plan will also be amended to provide that if shares are withheld or delivered to satisfy either the exercise price of an option or a participant’s tax withholding obligations with respect to the exercise of an option, the full number of shares subject to the option will be considered as issued for purposes of determining the maximum number of share remaining available for future awards under the plan.

As of March 16, 2007, there were approximately 250 persons eligible to participate in the 2002 Long-Term Incentive Plan. As of March 16, 2007, there were approximately 3,071,622 shares of Common Stock subject to outstanding awards and approximately 614,176 shares of Common Stock were reserved and available for future awards under the plan. If the Company’s shareholders do not approve the amendments to the 2002 Long-Term Incentive Plan, the 2002 Long-Term Incentive Plan will remain in effect in accordance with its current terms.

The following is a summary of the provisions of the 2002 Long-Term Incentive Plan, as proposed to be amended. This summary is qualified in its entirety by the full text of the plan, which is attached to this proxy statement as Appendix A.

SUMMARY OF THE PLAN

Purpose.  The purpose of the plan is to promote our success by linking the personal interests of the Company’s employees, officers, directors, consultants and advisors to those of its shareholders, and by providing participants with an incentive for outstanding performance.

Permissible Awards.  The plan authorizes the granting of options to purchase shares of Common Stock, which may be incentive stock options or nonqualified stock options, and awards of restricted stock and restricted stock units.

Limitations on Awards.  The maximum number of shares of Common Stock with respect to one or more options that may be granted during any one calendar year under the plan to any one person is 250,000; except that in connection with a person’s initial employment, he or she may be granted options with respect to up to an additional 100,000 shares, which will not count against the normal 250,000 annual limit. The maximum fair market value of any awards of restricted stock that may be received by a participant (less any consideration paid by the participant for such award) during any one calendar year under the plan is $1,000,000.

Administration.  The plan is administered by a committee appointed by the Company’s Board of Directors. The committee has the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the plan; and make all other decisions and determinations that may be required under the plan. The Board of Directors may at any time administer the plan. If it does so, it will have all the powers of the committee.

Formula Grants to Non-Employee Directors.  The plan provides for the grant of non-qualified stock options to our non-employee directors only in accordance with the terms and parameters of one or more separate formula plans for the compensation of non-employee directors. The committee may not make discretionary grants under the plan to non-employee directors.

Stock Options.  The committee is authorized to grant incentive stock options or non-qualified stock options under the plan. The terms of an incentive stock option must meet the requirements of Section 422 of the Code. The exercise price of an option may not be less than the fair market value of the underlying stock on the date of grant and no option may have a term of more than 10 years. The committee may grant options with a reload feature, which provides for the automatic grant of a new option for the number of shares that the optionee delivers as full or partial payment of the exercise price of the original option. Such new option must have an exercise price equal to the fair market value of the stock on the new grant date, would vest after six months and would have a term equal to the unexpired term of the original option.

Restricted Stock Awards.  The committee may make awards of restricted stock to participants, which will be subject to such restrictions on transferability and other restrictions as the committee may impose (including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends, if any, on the restricted stock).

Restricted Stock Unit Awards.  The committee may also make awards of restricted stock units to participants, which will be subject to such restrictions on transferability and other restrictions as the committee may impose. Upon lapse of such restrictions, shares of Common Stock will be issued to the participant in settlement of the restricted stock units.

Performance Goals.  The committee may designate any award as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the committee must establish objectively determinable performance goals for the award based on one or more of the following performance criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of a division, region, department or function within the Company or an affiliate:

•	earnings per share

•	EBITDA (earnings before interest, taxes, depreciation and amortization)

•	EBIT (earnings before interest and taxes)

•	economic profit

•	cash flow

•	sales growth

•	net profit before tax

•	gross profit

•	operating income or profit

•	return on equity

•	return on assets

•	return on capital

•	changes in working capital

•	shareholder return

The committee must establish such goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations) and the committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal. Any payment of an award granted with performance goals must be conditioned on the written certification of the committee in each case that the performance goals and any other material conditions were satisfied.

Limitations on Transfer; Beneficiaries.  No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or, except in the case of an incentive stock option, pursuant to a qualified domestic relations order; provided, however, that the committee may (but need not) permit other transfers where the committee concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or Federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Acceleration Upon Certain Events.  Unless otherwise provided in an award certificate, if a participant’s employment is terminated without Cause or the participant resigns for Good Reason (as such terms are defined in the plan) within two years after a Change in Control of the Company (as defined in the plan), all of such participant’s outstanding options will become fully vested and exercisable and all restrictions on his or her outstanding restricted stock awards will lapse. Also, if a participant dies or his or her employment or service is terminated as a result of disability, all of such participant’s outstanding options will become fully vested and exercisable and all restrictions on his or her outstanding restricted stock awards will lapse. The committee may in its discretion at any time accelerate the vesting of an award upon any other termination of service of a participant. The committee may discriminate among participants or among options in exercising its discretion.

Adjustments.  In the event of a stock split, a dividend payable in shares of Common Stock, or a combination or consolidation of our Common Stock into a lesser number of shares, the share authorization limits under the plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price for such option. If the Company is involved in another corporate transaction or event that affects its Common Stock, such as an extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the share authorization limits under the plan will be adjusted proportionately, and the committee may adjust outstanding awards to preserve the benefits or potential benefits of the awards.

Termination and Amendment.  Our Board of Directors or the committee may, at any time and from time to time, terminate or amend the plan without shareholder approval; but if an amendment to the plan would, in the reasonable opinion of the board or the committee, materially increase the benefits accruing to participants, materially increase the number of shares of stock issuable under the plan, expand the types of awards provided under the plan, materially extend the term of the plan, or otherwise constitute a material amendment requiring shareholder approval under applicable laws, policies or regulations, then such amendment will be subject to shareholder approval. In addition, the Board or the committee may condition any amendment on the approval of our shareholders for any other reason, including necessity or advisability under tax, securities or other applicable laws, policies or regulations. No termination or amendment of the plan may adversely affect any award previously granted under the plan without the written consent of the participant. The committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the Company’s shareholders or otherwise permitted by the antidilution provisions of the plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

CERTAIN FEDERAL INCOME TAX EFFECTS

Nonqualified Stock Options.  There will be no Federal income tax consequences to the optionee or to the Company upon the grant of a nonqualified stock option under the plan. When the optionee exercises a nonqualified option, however, he or she will realize ordinary income in an amount equal to the excess of the fair market value of the Common Stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options.  There typically will be no Federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a Federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will realize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a Federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Transfers of Options.  The committee may, but is not required to, permit the transfer of non-qualified stock options granted under the plan. Based on current tax and securities regulations, such transfers, if permitted, are likely to be limited to gifts to members of the optionee’s immediate family or certain entities controlled by the optionee or such family members. The following paragraphs summarize the likely income, estate, and gift tax consequences to the optionee, the Company, and any transferees, under present federal tax regulations, upon the transfer and exercise of such options.

Federal Income Tax.  There will be no federal income tax consequences to the optionee, the Company, or the transferee upon the transfer of a non-qualified stock option. However, the optionee will recognize ordinary income when the transferee exercises the option, in an amount equal to the excess of the fair market value of the option shares upon the exercise of such option over the exercise price, and the Company will be allowed a corresponding deduction. The gain, if any, realized upon the transferee’s subsequent sale or disposition of the option shares will constitute short-term or long-term capital gain to the transferee, depending on the transferee’s holding period. The transferee’s basis in the stock will be the fair market value of such stock at the time of exercise of the option.

Federal Estate and Gift Tax.  If an optionee transfers a non-qualified stock option to a transferee during the optionee’s life but before the option has become exercisable, the optionee will not be treated as having made a completed gift for federal gift tax purposes until the option becomes exercisable. However, if the optionee transfers a fully exercisable option during the optionee’s life, he or she will be treated as having made a completed gift for federal gift tax purposes at the time of the transfer. If the optionee transfers an option to a transferee by reason of death, the option will be included in the decedent’s gross estate for federal estate tax purposes. The value of such option for federal estate or gift tax purposes may be determined using a “Black-Scholes” or other appropriate option pricing methodology, in accordance with IRS requirements.

Restricted Stock.  Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code §162(m). If the participant files an election under Code §83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code §162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code §83(b) election.

Restricted Stock Units.  A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock unit award is granted. Upon issuance of shares of Common Stock in settlement of a restricted stock unit award, a participant will recognize ordinary income equal to the fair market value of the Common Stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code §162(m).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENTS TO THE 2002 LONG-TERM INCENTIVE PLAN. APPROVAL OF THE AMENDMENTS REQUIRES THAT THE VOTES CAST IN FAVOR OF THE AMENDMENTS EXCEED THE VOTES CAST AGAINST THE AMANDMENTS AT THE MEETING AT WHICH A QUORUM IS PRESENT.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors, and operates under a written charter adopted by the Board of Directors. The Company’s management has primary responsibility for the Company’s financial statements and reporting processes, including the systems of internal controls. The Company’s independent registered public accounting firm, KPMG LLP, is responsible for performing an independent integrated audit and issuing reports and opinions on the following:

•	the Company’s consolidated financial statements;

•	the Company’s internal control over financial reporting; and

•	management’s assessment of the effectiveness of the Company’s internal control over financial reporting.

The Company has a full-time Internal Audit Department that reports to the Audit Committee and management, and is responsible for reviewing and evaluating the Company’s internal controls. The function of the Audit Committee is not to duplicate the activities of management, or the internal or external auditors, but to serve in a Board-level oversight role in which it provides advice, counsel, and direction to management and the Company’s independent registered public accounting firm. The Audit Committee has sole authority to select, evaluate and, if appropriate, to replace the Company’s independent registered public accounting firm.

The Audit Committee has implemented procedures that guide its activities during the course of each fiscal year and which are designed for it to devote the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter. To carry out its responsibilities, the Audit Committee met 12 times during fiscal 2006.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and KPMG LLP disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the audited consolidated financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006. This review included a discussion with management and KPMG LLP of the quality (rather than just the acceptability) of the accounting principles, the reasonableness of significant estimates and judgments, and the clarity and completeness of disclosures in the Company’s consolidated financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements, on which KPMG LLP issued an unqualified opinion, were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee monitored the Company’s progress in complying with Section 404 of the Sarbanes-Oxley Act of 2002, including the Public Company Accounting Oversight Board’s Auditing Standard No. 2 regarding the audit of internal control over financial reporting. This oversight included the review of key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the Company’s internal auditing program and steps taken to implement recommended improvements in internal procedures and controls.

The Audit Committee also discussed with KPMG LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended. The Audit Committee has received from KPMG LLP, as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee,” (i) a written disclosure, indicating all relationships, if any, between KPMG LLP and its related entities and the Company and its related entities which, in the auditor’s professional judgment, reasonably may be thought to bear on the auditor’s independence, and (ii) a letter from KPMG LLP confirming that, in its professional judgment, it is independent of the Company. In addition, the Audit Committee discussed with KPMG LLP its independence from management and the Company, including the matters in the written disclosures required of KPMG LLP by Independence Standards Board Standard No. 1. The Audit Committee also considered whether the provision of services during 2006 by KPMG LLP that were unrelated to their audit of the financial statements during 2006 is compatible with maintaining KPMG LLP’s independence.

Additionally, the Audit Committee discussed with KPMG LLP the overall scope and plan for their audit. The Audit Committee met with KPMG LLP to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for 2006 for filing with the U.S. Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors that the Company retain KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2007.

AUDIT COMMITTEE:
Roger L. Boeve, Chairman
Ronald W. San Martin
Dick R. Holbrook

PRINCIPAL ACCOUNTANTS FEES AND SERVICES

Audit Fees.  The aggregate fees, including expenses reimbursed, billed by KPMG LLP for professional services rendered for the audit of the consolidated financial statements of the Company and its subsidiaries for fiscal years ended December 25, 2005 and December 31, 2006, and for the reviews of the Company’s quarterly financial statements included in the Company’s Forms 10-Q filed during fiscal years 2005 and 2006 were $420,000 and $457,513, respectively.

Audit-Related Fees.  The aggregate fees billed by KPMG LLP in the fiscal years ended December 25, 2005 and December 31, 2006 for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements that are not reported above under the caption “Audit Fees” were approximately $15,000 and $177,950, respectively. Audit — related fees include services related to the audit of a benefit plan, registration statement services and consultation on accounting standards.

Tax Fees.  The aggregate fees billed by KPMG LLP in the fiscal years ended December 25, 2005 and December 31, 2006 for professional services rendered for tax compliance, tax advice and tax planning for the Company were approximately $145,700 and $25,796, respectively.

All Other Fees.  No fees were billed by KPMG LLP for professional services rendered during the fiscal years ended December 25, 2005 and December 31, 2006, other than as stated above under the captions “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

Auditor Independence.  The Audit Committee has considered whether the provision of the above noted services is compatible with maintaining the principal auditor’s independence and has determined that the provision of such services has not adversely affected the auditor’s independence.

Policy on Audit Committee Pre-Approval.  The Company and its Audit Committee are committed to ensuring the independence of the independent registered public accounting firm, both in fact and in appearance. In this regard, under the Audit Committee’s charter, the Audit Committee is required to approve in advance all audit services and permissible non-audit services as set forth in Section 10A of the Exchange Act.

All of the services described above under the captions “Audit Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were approved by the Company’s Audit Committee pursuant to SEC Regulation S-X, Rule 20-1(c)(7)(i).

Representatives of KPMG LLP will be present at the Meeting with an opportunity to make statements, if they so desire, and to respond to appropriate questions.

PROPOSAL III

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Company’s Audit Committee has selected KPMG LLP to conduct the annual audit of the financial statements of the Company for the fiscal year ending December 30, 2007. Although ratification by the shareholders of the selection of KPMG LLP as independent registered public accounting firm is not required by law or by the Bylaws of the Company, the Audit Committee believes it is appropriate to seek shareholder ratification of this appointment in light of the critical role played by the independent registered public accounting firm in maintaining the integrity of the Company’s financial controls and reporting. If this selection is not ratified at the Meeting, the Company’s Audit Committee intends to reconsider its selection of the independent registered public accounting firm for the fiscal year ending December 30, 2007.

The Company has been advised by KPMG LLP that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity. KPMG LLP has served as independent registered public accounting firm for the Company since 1992.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 30, 2007. RATIFICATION OF KPMG LLP REQUIRES THAT THE VOTES CAST IN FAVOR OF RATIFICATION EXCEED THE VOTES CAST AGAINST RATIFICATION AT THE MEETING AT WHICH A QUORUM IS PRESENT.

SHAREHOLDER PROPOSALS

UNDER RULE 14A-8(e) OF THE SECURITIES EXCHANGE ACT OF 1934 (THE “EXCHANGE ACT”) PROPOSALS OF SHAREHOLDERS INTENDED TO BE PRESENTED AT THE 2008 ANNUAL MEETING OF SHAREHOLDERS MUST BE RECEIVED BY THE COMPANY ON OR BEFORE

DECEMBER 7, 2007 TO BE ELIGIBLE FOR INCLUSION IN THE COMPANY’S PROXY STATEMENT AND PROXY RELATED TO THAT MEETING. ONLY PROPER PROPOSALS UNDER RULE 14A-8(e) OF THE EXCHANGE ACT WHICH ARE TIMELY RECEIVED WILL BE INCLUDED IN THE PROXY STATEMENT AND PROXY FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS.

THE COMPANY’S BYLAWS PROVIDE THAT SHAREHOLDERS SEEKING TO BRING BUSINESS BEFORE A MEETING OF SHAREHOLDERS AT A MEETING OF SHAREHOLDERS MUST DELIVER TO OR MAIL NOTICE THEREOF TO THE COMPANY NOT LESS THAN 60 NOR MORE THAN 90 DAYS PRIOR TO THE FIRST ANNIVERSARY OF THE DATE ON THE FRONT COVER OF THE COMPANY’S NOTICE OF ANNUAL MEETING PROVIDED FOR THE PREVIOUS YEAR’S ANNUAL MEETING, AND, IN SUCH NOTICE, PROVIDE TO THE COMPANY CERTAIN INFORMATION RELATING TO THE PROPOSAL OR NOMINEE. ACCORDINGLY, NOTICE OF SHAREHOLDER PROPOSALS SUBMITTED OUTSIDE OF RULE 14A-8(e) OF THE EXCHANGE ACT WILL BE CONSIDERED UNTIMELY IF RECEIVED BY THE COMPANY AFTER FEBRUARY 5, 2008 OR BEFORE JANUARY 6, 2008.

OTHER MATTERS

EXPENSES OF SOLICITATION

The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers or other employees of the Company, personally, or by telephone. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers, custodians or other persons holding stock in their names or in the names of nominees for their expenses in sending proxy materials to principals and obtaining their instructions.

MISCELLANEOUS

Management does not know of any matters to be brought before the Meeting other than as described in this Proxy Statement. Should any other matters properly come before the Meeting of which the Company did not receive notice on or before February 5, 2007, the persons designated as proxies will vote in their sole discretion on such matters.

APPENDIX A

RARE HOSPITALITY INTERNATIONAL, INC.
AMENDED AND RESTATED
2002 LONG TERM INCENTIVE PLAN

ARTICLE 1

Purpose

1.1.  General.  The purpose of the RARE Hospitality International, Inc. Amended and Restated 2002 Long Term Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of RARE Hospitality International, Inc. (the “Company”), by linking the personal interests of employees, officers, directors, consultants and advisors of the Company or any Affiliate (as defined below) to those of Company shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors, consultants and advisors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of stock options and restricted stock awards from time to time to selected employees, officers, directors, consultants and advisors of the Company or any Affiliate.

ARTICLE 2

Definitions

2.1.  Definitions.  When a word or phrase appears in the Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section 2.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b) “Award” means any Option or Restricted Stock Award granted to a Participant under the Plan.

(c) “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause”, with respect to a Participant who is an officer or employee, shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” means any of the following acts by the Participant, as determined by the Board: gross neglect of duty, prolonged absence from duty without the consent of the Company, acceptance of a position with another employer without consent of the Company, intentionally engaging in any activity that is in conflict with or adverse to the business or other interests of the Company, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company. “Cause” with respect to a Participant who is a director, consultant or advisor means any of the following acts by the Participant, as determined by the Board, unless a contrary definition is contained in the applicable Award Certificate: (i) the Participant’s egregious and willful misconduct, or (ii) the Participant’s final conviction of a felonious crime.

(f) “Change in Control” means and includes each of the following:

(1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by a Person who is on the Effective Date the beneficial owner of 25% or more of the Outstanding Company Voting Securities, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this definition;

(2) Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(3) Consummation of a reorganization, merger, share exchange or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, and (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(4) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h) “Committee” means the committee of the Board described in Article 4.

(i) “Company” means RARE Hospitality International, Inc., a Georgia corporation, its successors and assigns.

(j) “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer, director, consultant or advisor of the Company or an Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option, “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable. Continuous Status as a Participant shall not be considered interrupted in the case of any leave of absence authorized in writing by the Company prior to its commencement.

(k) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(l) “Disability” shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

(m) “Effective Date” means the date set forth in Section 3.1.

(n) “Eligible Participant” means an employee, officer, director, consultant or advisor of the Company or any Affiliate.

(o) “Exchange” means the NASDAQ National Market or any national securities exchange on which the Stock may from time to time be listed or traded.

(p) “Fair Market Value”, on any date, means (i) if the Stock is listed on a securities exchange or is traded over the NASDAQ National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange or traded over the NASDAQ National Market, the mean between the bid and offered prices as quoted by NASDAQ for such date, provided that if it is determined that the fair market value is not properly reflected by such NASDAQ quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

(q) “Good Reason” for a Participant’s termination of employment after a Change in Control shall have the meaning assigned such term in the employment agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment agreement in which such term is defined, or unless otherwise specified in the Award Certificate, “Good Reason” shall mean any of the following acts by the employer without the consent of the Participant (in each case, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the employer promptly after receipt of notice thereof given by the Participant): (i) the assignment to the Participant of duties materially inconsistent with the Participant’s position, authority, duties or responsibilities as in effect immediately prior to the Change in Control, or (ii) a reduction by the employer in the Participant’s base salary or benefits as in effect immediately prior to the Change in Control, unless a similar reduction is made in salary and benefits of peer employees, or (iii) the Company’s requiring the Participant to be based at any office or location more than 50 miles from the office or location at which the Participant was stationed immediately prior to the Change in Control.

(r) “Grant Date” means the date an Award is made by the Committee.

(s) “Incentive Stock Option” means an Option that is designated as an Incentive Stock Option and that meets the requirements of Section 422 of the Code or any successor provision thereto.

(t) “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or any Affiliate.

(u) “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option or which does not meet the requirements of Section 422 of the Code or any successor provision thereto.

(v) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(w) “Parent” means a company, limited liability company, partnership or other entity that owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(x) “Participant” means an Eligible Participant who has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 9.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(y) “Plan” means the RARE Hospitality International, Inc. Amended and Restated 2002 Long-Term Incentive Plan, as amended from time to time.

(z) “Qualified Performance-Based Award” means (i) a Restricted Stock Award that is intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Performance Criteria as set forth in Section 9.10, or (ii) an Option having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(aa) “Qualified Performance Criteria” means one or more of the performance criteria listed in Section 9.10 upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(bb) “Restricted Stock Award” means Stock granted to a Participant under Article 8 that is subject to certain restrictions and to risk of forfeiture.

(cc) “Restricted Stock Unit Award” means the right to receive shares of Stock in the future, granted to a Participant under Article 8.

(dd) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(ee) “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Section 10.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 10.1.

(ff) “Stock” means the no par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 10.

(gg) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(hh) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(ii) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

Effective Date

3.1.  Effective Date.  The Plan originally became effective as of May 13, 2002, the date it was first approved by a majority of the shareholders of the Company. An amended and restated version of the Plan was approved by a majority of the shareholders of the Company effective as of April 10, 2003. The Plan, as amended and restated hereby, shall be effective only if and when it is approved by the shareholders of the Company at the 2004 annual meeting of shareholders (the “Effective Date”). If the Plan, as proposed to be amended and restated hereby, is not approved by the shareholders at the 2004 annual meeting, the Plan shall remain in full force and effect in accordance with its terms as in effect immediately prior to the 2004 annual meeting date, and the term “Effective Date” as used herein shall refer to April 10, 2003, the date on which the Plan was last approved by the shareholders of the Company.

3.2.  Termination of Plan.  No Awards may be granted under the Plan after the ten-year anniversary of the Effective Date, but the Plan shall remain in effect as long as any Awards under it are outstanding.

ARTICLE 4

Administration

4.1.  Committee.  The Plan shall be administered by a committee (the “Committee”) appointed by the Board (which Committee shall consist of two or more “independent” directors as defined by NASDAQ rules) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 under the 1934 Act) and “outside directors” (within the meaning of Code Section 162(m) and the regulations thereunder) and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Awards are, or who are anticipated to be become, either (i) Covered Employees or (ii) persons subject to the short-swing profit rules of Section 16 of the 1934 Act. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2.  Actions and Interpretations By the Committee.  For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3.  Authority of Committee.  Except as provided below, the Committee has the exclusive power, authority and discretion to:

(a) Grant Awards;

(b) Designate Participants;

(c) Determine the type or types of Awards to be granted to each Participant;

(d) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(e) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price or grant price, any restrictions or limitations on the Award, any schedule for lapse of restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(f) Accelerate the vesting, exercisability or lapse of restrictions of any outstanding Award, in accordance with Article 9, based in each case on such considerations as the Committee in its sole discretion determines;

(g) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Option may be canceled, forfeited, or surrendered;

(h) Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(i) Decide all other matters that must be determined in connection with an Award;

(j) Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(k) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(l) Amend the Plan or any Award Certificate as provided herein; and

(m) Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.

Notwithstanding the foregoing, grants of Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of one or more separate “formula” subplans for the compensation of Non-Employee Directors, and the Committee may not make discretionary grants hereunder to Non-Employee Directors.

To the extent permitted under Georgia law, the Board or the Committee may expressly delegate to a special committee consisting of one or more directors who are also officers of the Company some or all of the Committee’s authority under subsections (a) through (i) above, except that no delegation of its duties and responsibilities may be made to officers of the Company with respect to Awards to Eligible Participants who are, or who are anticipated to be become, either (i) Covered Employees or (ii) persons subject to the short-swing profit rules of Section 16 of the 1934 Act. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report to the Committee regarding the delegated duties and responsibilities.

4.4.  Award Certificates.  Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5

Shares Subject to the Plan

5.1.  Number of Shares.  Subject to adjustment as provided in Section 10.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 4,720,000, of which 450,000 are available only for issuance pursuant to the exercise of Options and may not be granted as Awards of Restricted Stock or Restricted Stock Units.

5.2.  Share Counting.

(a) To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued Shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

(b) Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan.

(c) If the exercise price of an Option is satisfied by either delivering Shares to the Company (by either actual delivery or attestation) or through a “net exercise” feature, the full number of Shares subject to the Option shall be considered as issued for purposes of determining the maximum number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(d) If Shares are withheld upon exercise of an Option to satisfy a Participant’s tax withholding requirements, the full number of Shares subject to the Option shall be considered as issued for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

5.3.  Stock Distributed.  Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4.  Limitation on Awards.  Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 10.1), the maximum number of Shares with respect to one or more Options that may be granted during any one calendar year under the Plan to any one Participant shall not exceed 250,000; provided, however, that in connection with his initial employment with the Company or an Affiliate, a Participant may be granted Options with respect to up to an additional 100,000 Shares, which shall not count against the foregoing annual limit. The maximum fair market value (measured as of the Grant Date) of any Restricted Stock or Restricted Stock Unit Awards that may be received by any one Participant (less any consideration paid by the Participant for such Award) during any one calendar year under the plan shall be $1,000,000.

ARTICLE 6

Eligibility

6.1.  General.  Options may be granted only to Eligible Participants; except that Incentive Stock Options may not be granted to Eligible Participants who are not employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code.

ARTICLE 7

Stock Options

7.1.  General.  The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE.  The exercise price per share of Stock under an Option shall be determined by the Committee, provided that the exercise price for any Option shall not be less than the Fair Market Value as of the Grant Date.

(b) TIME AND CONDITIONS OF EXERCISE.  The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. Subject to Section 9.8, the Committee may waive any exercise or vesting provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable or vested at an earlier date. The Committee may permit an arrangement whereby receipt of Stock upon exercise of an Option is delayed until a specified future date.

(c) PAYMENT.  The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants; provided, however, that if Shares are used to pay the exercise price of an Option, such Shares must have been held by the Participant as fully vested shares for such period of time, if any, as necessary to avoid variable accounting for the Option.

(d) EXERCISE TERM.  In no event may any Option be exercisable for more than ten years from the Grant Date.

(e) ADDITIONAL OPTIONS UPON EXERCISE.  The Committee may, in its sole discretion, provide in an Award Certificate, or in an amendment thereto, for the automatic grant of a new Option to any Participant who delivers Shares as full or partial payment of the exercise price of the original Option. Any new Option granted in such a case (i) shall be for the same number of Shares as the Participant delivered in exercising the original Option, (ii) shall have an exercise price of 100% of the Fair Market Value of the surrendered Shares on the date of exercise of the original Option (the Grant Date for the new Option), (iii) shall vest six (6) months after the Grant Date of the new Option, and (iv) shall have a term equal to the unexpired term of the original Option.

7.2.  Incentive Stock Options.  The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a) Lapse of Option.  An Incentive Stock Option shall lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in subsections (3), (4), (5) and (6) below, provide in writing that the Option will extend until a later date, but if an Option is exercised after the dates specified in subsections (3) and (4) below, or more than three months after termination of employment for any other reason, it will automatically become a Non-Qualified Stock Option:

(1) The expiration date set forth in the Award Certificate.

(2) The tenth anniversary of the Grant Date.

(3) Three months after termination of the Participant’s Continuous Status as a Participant for any reason other than the Participant’s Disability, death or termination for Cause.

(4) One year after the termination of the Participant’s Continuous Status as a Participant by reason of the Participant’s Disability.

(5) One year after the Participant’s death occurring during his Continuous Status as a Participant or during the three-month period described in subsection (3) above or the one-year period described in subsection (4) above and before the Option otherwise lapses.

(6) The date of the termination of the Participant’s Continuous Status as a Participant if such termination is for Cause.

Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 9, if a Participant exercises an Option after termination of his Continuous Status as a Participant, the Option may be exercised only with respect to the Shares that were otherwise vested on the date of termination of his Continuous Status as a Participant.

(b) Individual Dollar Limitation.  The aggregate Fair Market Value (determined as of the Grant Date) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

(c) Ten Percent Owners.  No Incentive Stock Option shall be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per Share at the Grant Date and the Option expires no later than five years after the Grant Date.

(d) Expiration of Authority to Grant Incentive Stock Options.  No Incentive Stock Option may be granted pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date.

(e) Right to Exercise.  During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(f) Eligible Recipients.  Incentive Stock Options may not be granted to Eligible Participants who are not employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code.

ARTICLE 8

Restricted Stock Awards

8.1.  Grant of Restricted Stock.  The Committee is authorized to make Awards of Restricted Stock or Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee.

8.2.  Issuance and Restrictions.  Restricted Stock or Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a shareholder with respect to Restricted Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units.

8.3.  Forfeiture.  Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Award Certificate that restrictions or forfeiture conditions relating to Restricted Stock or Restricted Stock Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock or Restricted Stock Units.

8.4.  Certificates for Restricted Stock.  Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 9

Provisions Applicable to Awards

9.1.  Stand-Alone, Tandem, and Substitute Awards.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or (subject to Section 11.2(c)) in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

9.2.  Form of Payment for Options.  Subject to the terms of the Plan and any applicable law or Award Certificate, payments or transfers to be made by the Company or an Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at or after the Grant Date, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

9.3.  Limits on Transfer.  No right or interest of a Participant in any unexercised Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than to a beneficiary designated as provided in 9.4 or by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Option under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

9.4.  Beneficiaries.  Notwithstanding Section 9.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

9.5.  Compliance with Laws.  All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

9.6.  Acceleration Upon Death or Disability.  Notwithstanding any other provision in the Plan or any Participant’s Award Certificate to the contrary, upon a Participant’s death or Disability during his Continuous Status as a Participant, all of such Participant’s outstanding Options shall become fully vested and exercisable and all restrictions on the Participant’s outstanding Restricted Stock Awards shall lapse. Any Option shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(b), the excess Options shall be deemed to be Non-Qualified Stock Options.

9.7.  Acceleration Upon a Change in Control.  Except as otherwise provided in the Award Certificate, all of a Participant’s outstanding Options shall become fully vested and exercisable and all restrictions on the Participant’s outstanding Restricted Stock Awards shall lapse if the Participant’s employment is terminated without Cause or the Participant resigns for Good Reason within two years after the effective date of a Change of Control. Any Options shall thereafter continue or lapse in accordance with the other provisions of the Plan and the applicable Award Certificates.

9.8.  Acceleration for Other Reasons.  Regardless of whether an event has occurred as described in Section 9.6 or 9.7 above, the Committee may in its sole discretion at any time determine that, upon the termination of employment or service of a Participant, all or a portion of such Participant’s Options shall become fully or partially exercisable and/or that all or a part of the restrictions on all or a portion of the Participant’s Restricted Stock Awards shall lapse, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 9.8.

9.9.  Effect of Acceleration.  If an Award is accelerated under Section 9.6, 9.7 or 9.8, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to a transaction giving rise to the acceleration or otherwise be equitably converted or substituted in connection with such transaction, (iv) that the Award may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (v) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. To the extent that such acceleration causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(b), the excess Options shall be deemed to be Non-Qualified Stock Options.

9.10.  Qualified Performance-Based Awards.

(a) The provisions of the Plan are intended to ensure that all Options granted hereunder to any Covered Employee qualify for the Section 162(m) Exemption.

(b) When granting any Restricted Stock Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Performance Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate: (1) earnings per share, (2) EBITDA (earnings before interest, taxes, depreciation and amortization), (3) EBIT (earnings before interest and taxes), (4) economic profit, (5) cash flow, (6) sales growth, (7) net profit before tax, (8) gross profit, (9) operating income or profit, (10) return on equity, (11) return on assets, (12) return on capital, (13) changes in working capital, or (14) shareholder return.

(c) Each Qualified Performance-Based Award (other than an Option) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Performance Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived upon the death or Disability of the Participant, or upon termination of the Participant’s employment without Cause or for Good Reason within 12 months after the effective date of a Change in Control.

(d) Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to subsection (c) above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in subsection (c), no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Performance Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

(e) Section 5.4 sets forth the maximum number of Shares or dollar value that may be granted in any one-year period to a Participant.

9.11.  Determination of Employment Status.  Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A Participant’s Continuous Status as a Participant shall not be deemed to terminate (i) in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424(e) and 424(f) of the Code, the Options held by such Participant shall be deemed to be Non-Qualified Stock Options.

ARTICLE 10

Changes in Capital Structure

10.1.  General.  In the event of a corporate event or transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards; and (iv) any other adjustments that the Committee determines to be equitable. In addition, the Committee may, in its sole discretion, provide (i) that

Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (v) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in shares of Stock, or a combination or consolidation of the outstanding Stock into a lesser number of shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically be adjusted proportionately without any change in the aggregate purchase price therefore.

ARTICLE 11

Amendment, Modification and Termination

11.1.  Amendment, Modification and Termination.  The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the benefits accruing to Participants, (ii) materially increase the number of Shares issuable under the Plan, (iii) expand the types of awards provided under the Plan, (iv) materially expand the class of participants eligible to participate in the Plan, (v) materially extend the term of the Plan, or (vi) otherwise constitute a material amendment requiring shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to shareholder approval; and provided, further, that the Board or Committee may condition any amendment or modification on the approval of shareholders of the Company if such approval is necessary or deemed advisable to (i) permit Awards made hereunder to be exempt from liability under Section 16(b) of the 1934 Act, (ii) to comply with the listing or other requirements of an Exchange, or (iii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

11.2.  Awards Previously Granted.  At any time and from time to time, the Committee may, without additional consideration, amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a) Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised or cashed in at the spread value as of the date of such amendment or termination;

(b) The original term of an Award may not be extended without the prior approval of the shareholders of the Company;

(c) Except as otherwise provided in Article 9, the exercise price of an Award may not be reduced, directly or indirectly, without the prior approval of the shareholders of the Company; and

(d) No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby.

ARTICLE 12

General Provisions

12.1.  No Rights to Awards; Non-Uniform Determinations.  No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

12.2.  No Shareholder Rights.  No Award gives a Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

12.3.  Withholding.  The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. If Shares are surrendered to the Company to satisfy withholding obligations in excess of the minimum withholding obligation, such Shares must have been held by the Participant as fully vested shares for such period of time, if any, as necessary to avoid variable accounting for the Award. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

12.4.  No Right to Continued Service.  Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, director consultant or advisor at any time, nor confer upon any Participant any right to continue as an employee, officer, director, consultant or advisor of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

12.5.  Unfunded Status of Awards.  The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

12.6.  Indemnification.  To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense (including, but not limited to, attorneys fees) that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

12.7.  Relationship to Other Benefits.  No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

12.8.  Expenses.  The expenses of administering the Plan shall be borne by the Company or its Affiliates.

12.9.  Titles and Headings.  The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

12.10.  Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.11.  Fractional Shares.  No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down.

12.12.  Government and Other Regulations.

(a) Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b) Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

12.13.  Governing Law.  To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Georgia.

12.14.  Additional Provisions.  Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

12.15.  No Limitations on Rights of Company.  The grant of any Award shall not in any way affect the right to power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to grant or assume Awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

The foregoing is hereby acknowledged as being the RARE Hospitality International, Inc. Amended and Restated 2002 Long Term Incentive Plan, as approved by the Board on February 14, 2007, subject to shareholder approval at the 2007 Annual Meeting of Shareholders. RARE Hospitality International, Inc.

By:

Philip J. Hickey, Jr.
Chairman and Chief Executive Officer

PROXY FOR RARE HOSPITALITY INTERNATIONAL, INC.
ANNUAL MEETING OF SHAREHOLDERS
ATLANTA, GEORGIA
     The undersigned shareholder of RARE Hospitality International, Inc. (the “Company”), hereby constitutes and appoints Philip J. Hickey, Jr. and W. Douglas Benn, or either one of them, each with full power of substitution, to vote the number of shares of Company Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at The Capital Grille of Atlanta, 255 East Paces Ferry Road, Atlanta, Georgia, on Tuesday, May 8, 2007, at 2:00 p.m. local time, or at any adjournments thereof (the “Meeting”), upon the proposals described in the Notice of Annual Meeting of Shareholders and Proxy Statement, both dated April 5, 2007, the receipt of which is acknowledged, in the manner specified below. The proxies, in their discretion, are further authorized to vote for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve and are further authorized to vote on matters properly brought before the Meeting or any adjournment thereof, of which the Board of Directors did not have notice on or before February 6, 2006. The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.
     1. To elect Eugene I. Lee, Jr., Ronald W. San Martin and James D. Dixon to serve as Class III directors until the 2010 Annual Meeting of Shareholders of the Company and until their successors are elected and qualified:
☐ FOR                    ☐ WITHHOLD AUTHORITY
To withhold authority for any individual nominee(s), write the name of the nominee(s) in the space provided:

     2. To approve amendments to the RARE Hospitality International, Inc. Amended and Restated 2002 Long-Term Incentive Plan.
☐ FOR          ☐ AGAINST          ☐ ABSTAIN
     3. To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm to serve for the fiscal year ending December 30, 2007:
☐ FOR          ☐ AGAINST          ☐ ABSTAIN
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3, AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF OF WHICH THE COMPANY DID NOT HAVE NOTICE ON OR BEFORE FEBRUARY 5, 2007.
     Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each shareholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature of Shareholder

Signature of Other Shareholder (if held jointly)

Dated:	, 2007

     THIS PROXY IS SOLICITED ON BEHALF OF RARE HOSPITALITY INTERNATIONAL, INC.’S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE.